SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Equitex, Inc.
                                 -------------
                (Name of Registrant as Specified in its Charter)

                               John Kellogg, Esq.
                                RaLea Sluga, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                               1400 Glenarm Place
                             Denver, Colorado 80111
                                 (303) 571-1400
                                 (303) 595-3970
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           ----------------------------
     (4) Proposed Maximum aggregate value of transaction:
                                                         --------------
     (5) Total Fee Paid:
                        -----------------------------------------------
[X] Fee previously paid with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:__________________________________
(2) Form, Schedule or Registration Statement No.:____________
(3) Filing Party:____________________________________________
(4) Date Filed:______________________________________________

                                  EQUITEX, INC.
                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111
 ------------------------------------------------------------------------------

                    Notice of Special Meeting of Stockholders
                        To Be Held on __________ __, 2001
 ------------------------------------------------------------------------------

                                                               ________ __, 2001

To the Stockholders of Equitex, Inc.


         A Special Meeting of Stockholders of Equitex, Inc., a Delaware corporation, will be held at 2401 PGA Blvd., Suite 190, Palm Beach Gardens, Florida 33410, on __________ __, 2001 at ___ a.m. Eastern Daylight Time, to consider and take action on:

         1. A proposal to amend paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of Equitex's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares. Passage of this proposal requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.


         2. A proposal to provide for the following actions:


            o the distribution by Equitex of all of its assets and liabilities to Equitex 2000, Inc., a wholly-owned and Delaware-chartered subsidiary of Equitex; and

            o the distribution by Equitex of all of the outstanding shares of common stock of Equitex 2000 to the stockholders of Equitex on the basis of one share of common stock of Equitex 2000 for each share of common stock of Equitex, as further described in the attached proxy statement.

         Passage of this proposal requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.


         3. A proposal to acquire all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc., companies under common control with nearly an identical ownership structure, in exchange for the greater of 7,140,000 shares or 50% of the outstanding common stock of Equitex on a post acquisition basis, cash consideration of $5 million and a warrant. This proposal is subject to the approval of proposal number one. Passage of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.


         4. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         The discussion of the proposals by the board of directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying proxy statement.

         Only holders of record of Equitex's common stock at the close of business on ________ ___,2001 will be entitled to notice of and to vote at this special meeting, or any postponements or adjournments thereof.


                                       By Order of the Board of Directors:

                                       Thomas B. Olson
                                       Secretary

         YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             Your vote is important

--------------------------------------------------------------------------------

                                      Proxy

--------------------------------------------------------------------------------

                                  EQUITEX, INC.
                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111

                         Special Meeting of Stockholders
                       To Be Held On __________ ___, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of Equitex, Inc. hereby constitutes and appoints Henry Fong or Thomas B. Olson as attorney and proxy, to appear, attend and vote all of the shares of the common stock of Equitex, Inc. standing in the name of the undersigned at a Special Meeting of Stockholders of Equitex, Inc. to be held at 2401 PGA Blvd, Suite 190, Palm Beach Gardens, Florida 33410, on _____ __, 2001, at ___ a.m. Eastern Daylight Time, and at any postponements or adjournments thereof:

         1. To consider and vote upon an amendment to paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of Equitex's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______

         2. To consider and vote upon the distribution by Equitex of all of its assets and liabilities to Equitex 2000, Inc., a wholly-owned and Delaware-chartered subsidiary of Equitex, and the distribution by Equitex of all of the outstanding shares of common stock of Equitex 2000 to the stockholders of Equitex on the basis of one share of common stock of Equitex 2000 for each share of common stock of Equitex.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______


         3. To consider and vote upon the acquisition all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, in exchange for the greater of 7,140,000 shares or 50% of the outstanding common stock of Equitex on a post acquisition basis, cash consideration of $5 million and a warrant. This proposal is subject to the approval of proposal number one.


                  FOR  ______       AGAINST  ______       ABSTAIN  ______

         4. To transact such other business as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO EACH PROPOSAL AND FOR ALL OF THE PROPOSALS IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

         Please mark, date and sign your name exactly as it appears hereon and return the proxy in the enclosed envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2001              ____________________________________
                                       Signature(s)
                                       Address if different from that on label:

                                       ------------------------------------
                                       Street Address
                                       ------------------------------------
                                       City, State and Zip Code
                                       ------------------------------------
                                       Number of shares


Please check if you intend to be present at the meeting: ___________

                                TABLE OF CONTENTS


Questions and Answers about the Proposals.....................................1
Who Can Help Answer Your Questions............................................2
Proxy Statement Summary.......................................................3
         Risk Factors.........................................................3
         The Special Meeting..................................................4
         The Increase in Authorized Shares of Common Stock....................4
         The Distribution and Spin-Off........................................7
         The Acquisitions of Nova Financial Systems and
                  Key Financial Systems......................................11
Corporate Structure..........................................................14
Risk Factors      ...........................................................15
Forward Looking Statements...................................................22
The Special Meeting..........................................................23
Available Information........................................................25
Documents Incorporated by Reference..........................................25
Revocability of Proxy........................................................26
Solicitation      ...........................................................26
Voting Securities ...........................................................26
Dividend Policy   ...........................................................26
Price Range of Equitex Common Stock..........................................27
Selected Financial Data......................................................28
Security Ownership of Principal Stockholders and Management..................30
Liability and Indemnification of Directors and Officers......................30
Proposal Number One:  Increase in Common Stock...............................32
         Acquisition of Nova Financial Systems and Key Financial Systems.....33
         Acquisition of The Meridian Residential Group.......................35
         Acquisition of First Bankers Mortgage Services and Rescission.......37
         Summary of Securities Authorized and Issued in Association
                  with the Acquisitions......................................37
         Accretion and Dilution..............................................39
         Description of Preferred Stock......................................39
         Options and Warrants................................................41
Proposal Number Two:  The Distribution and Spin-Off..........................43
         The Distribution and Spin-Off.......................................43
         Equitex 2000's Business After the Distribution and Spin-Off.........45
Proposal Number Three: The Acquisition of Nova Financial System
         and Key Financial Systems...........................................47
         Business of Nova Financial Systems and Key Financial Systems........47
         Nova Financial Systems Management's Discussion and Analysis of
                  Financial Condition and Results of Operations..............53
         Key Financial Systems Management's Discussion and Analysis of
                  Financial Condition and Results of Operations..............55
         Equitex and Equitex 2000 Pro Forma Financial Information............58
Financial Information........................................................67
Stockholder Proposals........................................................67
Other Matters     ...........................................................67
Exhibit 1-- Revised Paragraph 4 of Certificate of Incorporation................
Exhibit 2 - Financial Statements of Nova Financial Systems.....................
Exhibit 3  - Financial Statements of Key Financial Systems.....................

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS


Q1:      WHAT ARE THE PRACTICAL EFFECTS OF THE DISTRIBUTION AND SPIN-OFF?
A1: After the distribution by Equitex of all of its assets and liabilities (listed under proposal number two to this proxy statement), such assets and liabilities will be owned by Equitex 2000, Inc. After the spin-off of Equitex 2000 common stock is completed, Equitex's stockholders will own all of the outstanding shares of Equitex 2000 and, therefore, a direct interest in the assets of Equitex existing before the acquisitions discussed in proposal number three. You will own the same number of shares of Equitex 2000 that you own of Equitex as of the close of business on ______, 2001.


Q2:      WHY DO A DISTRIBUTION AND SPIN-OFF?
A2: Equitex has been engaged, through its subsidiaries, in the active conduct of two principal lines of business:

         o Consumer financial service business; and o Retail and commercial mortgage banking business.

         The distribution by Equitex of all of its assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock are to separate the two principal lines of business. Equitex believes that, after completing the distribution and spin-off, Equitex 2000 will have an enhanced ability to focus more directly on the mortgage banking business and Equitex will be able to focus more directly on its consumer financial service business.

         The spin-off of Equitex 2000 common stock will give you a direct investment in Equitex and Equitex 2000. Equitex believes that, following the distribution and spin-off, the financial markets will be able to focus on the individual strengths of Equitex and Equitex 2000 and more accurately evaluate the performance of each distinct business compared to companies in the same or similar businesses.

Q3:      WILL SHARES TRADE ANY DIFFERENTLY AS A RESULT OF THE SPIN-OFF?
A3: YES. Because there is no public market for the new Equitex 2000 common stock, its stock cannot be traded until the application for trading of its common stock on the Nasdaq SmallCap Market is approved. If Equitex's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets." Equitex's common stock will continue to trade on a regular basis on the Nasdaq SmallCap Market.

Q4:      IS THE DISTRIBUTION AND SPIN-OFF TAXABLE FOR U.S. TAX PURPOSES?
A4: YES, but because Equitex has no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of your stock in Equitex as a return of capital. If the distribution is greater than the adjusted basis of your Equitex stock, the excess will be treated as a capital gain. The value of the distribution will be equal to the fair market value of the assets distributed by Equitex to Equitex 2000.


Q5:      WHAT DO I NEED TO DO NOW?
A5: You should vote your shares by mailing your signed proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you do not vote your shares, it will be the same as a vote against adoption of proposal number one to amend Equitex's articles of incorporation and proposal number two to approve the distribution and spin-off.


Q6: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
A6: Your broker will vote your shares only if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give voting instructions to your broker. Please provide instructions to your broker on how to vote your shares. If you do not instruct your broker how to vote, your shares will not be voted. This will be same as a vote against adoption of proposal number one to amend Equitex's articles of incorporation and proposal number two to approve the distribution and spin- off.

Q7:      WHAT IF I WANT TO CHANGE MY VOTE?
A7: You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares directly, you can do this in one of three ways:

         o You can send a written notice to the Secretary of Equitex stating that you would like to revoke your proxy.
         o     You can complete and submit a new proxy card.
         o You can attend the special meeting and request to vote in person. Your attendance at the special meeting alone will not, however, revoke your proxy.

         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.


Q8:      SHOULD I SEND IN MY STOCK CERTIFICATES?
A8: No. After the spin-off by Equitex of all of the Equitex 2000 common stock, if you are a holder of record of Equitex common stock as of the record date, which shall be prior to the acquisitions of Nova Financial Systems and Key Financial Systems, you will receive a separate stock certificate for your Equitex 2000 common stock.


                       WHO CAN HELP ANSWER YOUR QUESTIONS?

         If you would like additional copies of this proxy statement or if you have questions about the proposals to be acted on at the special meeting, you should contact:

                                  Equitex, Inc.
                        Attn: Thomas B. Olson, Secretary
                             7315 E. Peakview Avenue
                            Englewood, Colorado 80111
                                 (303) 796-8940

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, BUT DOES NOT CONTAIN ALL THE DETAILS ABOUT EQUITEX OR THE PROPOSALS TO BE ACTED ON AT THE SPECIAL MEETING, INCLUDING INFORMATION THAT MAY BE IMPORTANT TO YOU. TO BETTER UNDERSTAND THE PROPOSALS TO BE ACTED ON AT THE SPECIAL MEETING, YOU SHOULD CAREFULLY REVIEW THIS ENTIRE DOCUMENT, INCLUDING EXHIBITS AND DOCUMENTS INCORPORATED BY REFERENCE.

                                  RISK FACTORS

         YOU SHOULD BE AWARE THAT THE DISTRIBUTION BY US OF ALL OF OUR ASSETS AND LIABILITIES TO EQUITEX 2000, THE SPIN-OFF OF EQUITEX 2000 COMMON STOCK, THE OWNERSHIP OF EQUITEX 2000 COMMON STOCK AND THE PROPOSED ACQUISITION OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS INVOLVE RISKS, INCLUDING THOSE BRIEFLY DESCRIBED BELOW AND ELSEWHERE IN THIS PROXY STATEMENT, THAT COULD ADVERSELY AFFECT THE VALUE OF YOUR HOLDINGS. SEE RISK FACTORS ON PAGE 14 FOR A FULL DESCRIPTION.

RISKS REGARDING OUR HISTORY

         o We have had net losses in the past two years and there is no assurance we will have a profit this year.

         o We have not consummated certain recent mergers and acquisitions and we can provide no assurance that we will consummate the proposed acquisitions.

RISKS ASSOCIATED WITH OUR SECURITIES

         o There may be substantial dilution to our current stockholders upon the approval of proposal number one.

         o We have outstanding convertible securities that may cause substantial dilution to holders of our common stock.

         o Upon closing of the acquisitions of Nova Financial Systems and Key Financial Systems, we will issue a warrant which will cause dilution to our existing stockholders.

RISKS ARISING FROM THE DISTRIBUTION AND SPIN-OFF

         o An active trading market might not develop for the Equitex 2000 common stock and trading prices are uncertain.

         o Equitex 2000 will indemnify us in litigation, but there is no assurance of a favorable outcome.

         o Equitex 2000 may not pay dividends after the distribution and spin-off.

         o Equitex 2000's absence of history as an independent company makes it difficult to predict future performance.

         o Equitex 2000 may not be able to consummate or integrate effectively acquisitions and its results may be adversely affected.

         o Anti-takeover provisions may affect the marketability and market price of Equitex 2000 common stock.

RISKS RELATED TO THE BUSINESS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL
SYSTEMS

         o Social, economic and geographic factors affect our retention of credit card accounts.

         o Consumer protection laws may restrict our ability to collect receivables and maintain yield on portfolio.

         o Our ability to generate credit card revenue is dependent upon retaining old customers and obtaining new customers and there is no assurance we will be successful in our efforts.

         o Marketing of the Pay As You Go credit card and Net 1st National Bank was suspended for one month and there is no guarantee that another suspension will not occur.

         o Our earnings are dependent upon the marketing and acceptance of one product.

         o        Timing of payments is not certain.

         o The ability to change terms of the credit card accounts could alter payment patterns and reduce our earnings.

         o We face intense competition and there is no assurance that we will achieve market acceptance of our product.

         o We could have increased delinquencies and credit losses which may reduce our earnings.

         o We are reliant on certain vendor relationships which we may not be able to maintain.

         o Our industry is heavily regulated by the government which may affect our ability to conduct business.

         o We are dependent upon our management and may not be able to retain key employees.

         o We face industry risks related to the financial services industry which could affect our ability to achieve market acceptance.

         o In conjunction with the acquisitions, we intend to issue convertible preferred stock to raise cash which will cause dilution to our existing stockholders.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         Equitex is providing this proxy statement in connection with its solicitation of proxies from you for use at a special meeting of stockholders of Equitex to be held at 2401 PGA Blvd., Suite 190, Palm Beach Gardens, Florida 33410 at _____ a.m. Eastern Daylight Time on ________, 2001 and at any adjournments of that meeting.

MATTERS FOR CONSIDERATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK


         At the special meeting, you will be asked to consider and vote upon a proposal providing for an amendment of paragraph 4 of our Certificate of Incorporation to increase the number of authorized shares of

Equitex's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares. By approving this proposal, our stockholders will not be allowed a separate opportunity to vote upon the following transactions:

         1) The issuance of our Series D 6% Convertible Preferred Stock to provide cash for the acquisition of First Bankers Mortgage Services which may convert into approximately 347,511 shares of our common stock;

         2) The issuance of our Series E Convertible Preferred Stock in connection with the acquisition and rescission of First Bankers Mortgage Services which may convert into approximately 300,000 shares of our common stock;

         3) The issuance of our Series F Convertible Preferred Stock in connection with the acquisition of The Meridian Residential Group which may convert into approximately 525,000 shares of our common stock;

         4) The issuance of our Series G Convertible Preferred Stock in connection with a private placement which may convert into approximately 376,500 shares of our common stock; and

         5) The issuance of 100,000 shares of our common stock to two consultants for services performed.

         Each of the above series of preferred stock was issued subject to the approval of the increase in the number of authorized shares of our common stock. Until the approval of proposal number one, these series of preferred stock are not convertible into our common stock. If we fail to obtain approval of proposal number one on or before May 15, 2001, we will be required to redeem for approximately $1,755,000 the outstanding shares of Series G Convertible Preferred Stock.


         The stockholders should be aware that approval of this proposal may ratify the board of directors' prior actions regarding these transactions and the ratification could be used as an affirmative defense against future shareholder suits.


         The following table summarizes information regarding the estimated fair value and summary financial information regarding the companies we have acquired or will acquire upon approval of proposals one and three:

                                                 Nova Financial     Key Financial
                                                    Systems            Systems        Meridian Services(1)
                                                   ---------          ---------       -----------------
                                                   (pending)          (pending)           (completed)
Estimated fair value                            $32,183,000 (2)    $32,183,000 (2)      $3,613,000 (3)
Net income (loss)
For the year ended December 31, 2000                  $ 576,000        $ 2,980,800            $ 65,300
For the year ended December 31, 1999                 $  205,000       $  5,384,900         $  8,700(4)
For the quarter ended September 30, 2000            $  (44,427)       $  1,203,011         $    12,400
For the quarter ended June 30,2000                   $  255,326         $  710,826          $ (98,800)
For the quarter ended March  31, 2000                $  374,865         $  946,263        $ 93,300 (4)
Consideration issued/paid
Estimated fair value of options and
warrants to be issued                             $3,800,000(5)      $3,800,000(5)                  --
         Stock options to be issued (shares)            893,200            893,200                  --
         Warrants to be issued (shares)                 285,000            285,000                  --
Cash                                               $  2,500,000       $  2,500,000          $  850,000
         Proceeds received/anticipated to be
         received through equity financing      $  2,500,000(9)    $  2,500,000(9)     $  1,300,000(8)
Market value of common stock issued/to           $25,883,000(6)    $25,883,000 (6)      $2,763,000 (7)
be issued
         Common stock (shares)                        3,570,000          3,570,000             425,000

--------------------

(1) Meridian Residential Group, Inc. merged with GR.com, our wholly owned subsidiary. Subsequent to the merger, GR.com changed its name to Meridian Services, Inc.
(2) Acquisitions are to be accounted for as reverse acquisitions. See Pro Forma Financial Information appearing elsewhere in this proxy statement.
(3) The acquisition agreement was signed September 7, 2000 and was completed September 27, 2000. The acquisition was accounted for as a purchase.
(4)      Fiscal year-ended and fiscal quarter ended February 29, 2000.
(5) Estimated fair value of options and warrants to be issued based upon Black-Scholes option pricing model, utilizing a 0% expected dividend yield, a 6% risk-free interest rate, an expected volatility of 48% and expected lives of the options and warrants of three years.
(6) Market value based on the price of our common stock at June 27, 2000 ($7.25 per share).
(7) Market value based on the price of our common stock at September 7, 2000 ($6.50 per share).
(8) Proceeds received in connection with the sale of 1,300 shares of Series G 6% Convertible Preferred Stock.
(9) Proceeds anticipated in connection with the proposed sale of up to 5,500 shares of a new series of preferred stock (net of $500,000 issue costs) which is to be used to finance the cash portion of our acquisition of Nova Financial Systems and Key Financial Systems. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G preferred stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock.

         Background And Reasons For The Increase in Authorized Shares
         ------------------------------------------------------------
         The increase in authorized shares will allow us to issue shares of our common stock and common stock underlying our convertible preferred stock issuances in connection with the following:

         o common stock issued in the proposed Nova Financial Systems and Key Financial Systems acquisitions;

         o preferred stock which may be issued to raise the cash consideration for the Nova Financial Systems and Key Financial Systems acquisitions;

         o preferred stock issued in connection with the Meridian Residential Group acquisition; and

         o preferred stock issued in connection with the First Bankers Mortgage Services acquisition and rescission.

         In addition, the increase in authorized shares will facilitate the following:

         o the possible issuance of common stock or securities convertible or exercisable into common stock, in connection with one or more equity or debt financings; and

         o issue common stock issuable pursuant to our stock option plans and outstanding warrants.

         Condition to the Increase in Common Stock
         -----------------------------------------
         The increase in common stock is conditioned upon the approval of the increase in common stock by the holders of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a class.

         Risk Factors
         ------------
         You should be aware that the increase in the number of authorized shares involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

THE DISTRIBUTION AND SPIN-OFF

         At the special meeting, you will also be asked to consider and vote upon a proposal providing for the distribution by us of all of our assets and liabilities to Equitex 2000, our wholly-owned and Delaware-chartered subsidiary, and the distribution by us of all of the outstanding shares of Equitex 2000 common stock to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement.

         If our stockholders approve the distribution and spin-off, we anticipate that our board of directors will authorize the various components of the distribution and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend which shall be prior to the acquisitions of Nova Financial Systems and Key Financial Systems. The distribution would involve the actions described below.

         We will contribute to Equitex 2000, including the following:

         o all of our cash, or such lesser amount as our board of directors may determine in its sole discretion;

         o all securities and investments owned by us in our investee companies including our interest in First Teleservices and First Telebank;

         o all shares of the Meridian Services, our wholly-owned mortgage banking subsidiary;

         o any residual rights related to the First Bankers Mortgage Services acquisition and rescission;

         o all shares of nMortgage, our Internet based mortgage banking subsidiary;

         o all receivables of any nature, including accounts and notes receivable;

         o        all furniture, fixtures and equipment; and

         o any other assets that are related in any manner to our company.

         Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR. LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J. HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado).

         Federal Income Tax Consequences Related to the Distribution and
         Spin-Off
         ---------------------------------------------------------------
         While the spin-off of shares of Equitex 2000 will be a taxable distribution to our stockholders, because we have no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of our common stock owned by the stockholder as a return of capital. If the value distribution is greater than the adjusted basis of the stockholder's Equitex stock, the excess is treated as a capital gain. The value of the distribution will be equal to the fair market value of the assets distributed by Equitex to Equitex 2000.

         What Our Stockholders Will Receive in the Distribution and Spin-Off
         -------------------------------------------------------------------
         We will distribute, in the form of a special dividend, all of the outstanding shares of common stock of Equitex 2000, on a pro rata basis, to our holders of common stock as of a record date for the special dividend which shall be prior to the acquisitions of Nova Financial Systems and Key Financial Systems. In the special dividend, each shareholder will retain its shares of Equitex common stock, and for each share of Equitex common stock held by it on the record date for the special dividend, will be entitled to receive one share of Equitex 2000 common stock.

         Prior to our distribution to our stockholders, the Equitex 2000 common stock will be registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and Equitex 2000 shall have filed and sought to make effective an application for the inclusion of the Equitex 2000 common stock on the Nasdaq SmallCap Market. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets."

         Following the distribution and spin-off, we are expected to close on our acquisitions of Nova Financial Systems and Key Financial Systems.

         Our board of directors has retained discretion, even if all conditions to the distribution of its assets and liabilities and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution of its assets and liabilities and/or spin-off of shares of Equitex 2000.

         Assets and Liabilities Distributed
         ----------------------------------
         The following table summarizes the carrying values of the assets and liabilities by subsidiary to be transferred to Equitex 2000 at their net carrying values utilizing December 31, 2000 carrying values:

                                                                                                              Total assets
                                                     Triumph        First                                     distributed/
                                                     Sports,     Teleservices,                  Meridian   liabilities assumed
                                    Equitex           Inc.           Inc.        nMortgage      Services    by Equitex 2000
                                   ---------         ------         ------       ---------      --------    ---------------
Assets distributed:
Cash                              $    29,000    $    10,000           --      $     8,000    $   290,000     $   337,000
Receivables                           963,000        595,000    $   250,000          7,000          7,000       1,822,000
Investments                         1,144,000          1,000        325,000           --             --         1,470,000
Other assets                           28,000        189,000           --             --          114,000         331,000
Intangible and other assets         1,192,000        114,000          1,000      1,749,000      2,415,000       5,471,000

Liabilities assumed:
Payables and other liabilities        764,000         99,000        140,000        144,000        113,000       1,260,000
Notes payable                         545,000        491,000           --          921,000           --         1,957,000
Minority interest                        --             --             --          461,000        170,000         631,000

Net income (loss):
For the year ended December 31,
2000                               (2,820,000)      (845,000)      (413,000)    (3,347,000)        58,000*
For the year ended December 31,
1999                               (2,721,000)      (388,000)      (502,000)    (4,106,000)         9,000
For the quarter ended March 31,
2000                                 (139,000)       (16,000)       (34,000)    (1,729,000)        93,000
For the quarter ended June 30,
2000                               (1,051,000)      (145,000)       (92,000)    (5,676,000)       (99,000)
For the quarter ended September
30, 2000                             (625,000)       (98,000)      (347,000)      (428,000)        12,000

-----------------

* Represents net income of Meridian Services from date of organization by Equitex on September 29, 2000 through December 31, 2000.

         Equitex Pre and Post Distribution and Spin-Off
         ----------------------------------------------

         We have been engaged, through our subsidiaries, in the active conduct of two principal lines of business, the consumer financial service business and the retail and commercial mortgage banking business. The distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock will separate the two principal lines of business and allow Equitex 2000 the ability to focus more directly on the mortgage banking business and us to focus more directly on our consumer financial service business.

         The following table summarizes the balance sheet and income statement information for us as of and for the year ended December 31, 2000 and on a historical basis and on a pro-forma basis reflecting the distribution, spin-off and the acquisitions of Nova Financial Systems and Key Financial Systems as discussed under proposal number three:

                                                         Equitex and subsidiaries
                                                         ------------------------
                                          pre-distribution/spin off    post-distribution/spin-off
                                          -------------------------    --------------------------
                                                        Historical      Pro forma
                                                       ------------    ------------
                                                          As of December 31, 2000
                                                          -----------------------
Assets:
Cash and cash equivalents                              $    337,000    $     74,000
Marketable securities                                       238,000
Receivables                                               1,822,000       6,184,000
Inventories                                                  70,000            --
Investments                                               1,232,000            --
Fixed assets, net                                           261,000         267,000
Intangible and other assets                               5,471,000         638,000
                                                       ------------    ------------
Total assets                                           $  9,431,000    $  7,163,000
                                                       ============    ============
Liabilities and equity:
Accounts payable and accrued expenses                  $  1,260,000    $  1,876,000
Notes payable                                             1,957,000            --
Payable to Seller                                              --         5,000,000
Due to cardholders                                                        4,389,000
                                                       ------------    ------------
Total liabilities                                         3,217,000      11,265,000
                                                       ------------    ------------
Minority interest                                           631,000            --
                                                       ------------    ------------
Mandatory redeemable preferred stock                      1,536,000       1,536,000
                                                       ------------    ------------
Stockholders' equity (deficit)                            4,047,000      (5,638,000)
                                                       ------------    ------------
Total liabilities and stockholders equity              $  9,431,000    $  7,163,000
                                                       ============    ============
Statement of operations data:
Revenue                                                $  2,869,000    $ 14,513,000
                                                       ------------    ------------
Gross profit                                              2,636,000      14,513,000
                                                       ------------    ------------
Total expenses, net                                      15,122,000      10,956,000
                                                       ------------    ------------

Income (loss) before income taxes and unusual gain      (12,486,000)      3,557,000
Unusual gain on subsidiary stock transaction              5,132,000            --
                                                       ------------    ------------
Income (loss) before income taxes                        (7,354,000)           --
Provision for income taxes                                   13,000       1,448,000
                                                       ------------    ------------
Net income (loss)                                        (7,367,000)      2,109,000
Beneficial conversion features                             (700,000)       (700,000)
Accretion on redemption of preferred stock                 (453,000)       (453,000)
Deemed preferred stock dividends                            (97,000)        (97,000)
                                                       ------------    ------------
Net income (loss) applicable to common stockholders    $ (8,617,000)   $    859,000
                                                       ============    ============
Basic net income (loss) per share                      $      (1.21)   $       0.06
                                                       ============    ============
Diluted net income (loss) per share                    $      (1.21)   $       0.04
                                                       ============    ============
Weighted average number of common shares outstanding      7,106,749      14,247,042
                                                       ============    ============

         Background and Reasons for the Distribution and Spin-off
         --------------------------------------------------------
         Our board or directors believes that the distribution of our assets and liabilities to Equitex 2000 and the spin-off of shares of Equitex 2000 common stock will serve a number of purposes, including:

         o increasing the ability of both companies to improve the corporate fit and focus of their respective businesses;

         o facilitating acquisitions by both companies by improving the attractiveness of their respective capital stock as acquisition currency; and

         o allowing both companies to effectively motivate and enhance management performance by providing equity compensation and incentives more closely tied to the businesses in which the employees work.

         Conditions to the Distribution and Spin-Off
         -------------------------------------------
         The distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock are conditioned upon, among other things:

         (i) approval of the distribution and spin-off by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

         (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

         The conditions listed above cannot be waived. Our board of directors has reserved the right to abandon the distribution and spin-off even if all conditions are satisfied.

         Principal Office After the Distribution and Spin-Off
         ----------------------------------------------------
         Equitex 2000, Inc.
         2401 PGA Boulevard, Suite 190
         Palm Beach Gardens, Florida 33410

         Risk Factors
         ------------
         You should be aware that the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of all outstanding shares of Equitex 2000 common stock involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

ACQUISITIONS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS


         At the special meeting, you will also be asked to consider and vote upon a proposal providing for the acquisition all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, in exchange for the greater of (i) 7,140,000 shares or (ii) 50% of our outstanding common stock on a post-acquisition basis, cash consideration of $5 million and a warrant. Nova Financial Systems and Key Financial Systems are both financial companies which specialize in selling credit card programs designed for high risk clients. This proposal is subject to the approval of proposal number one.


         Background and Reasons for the Acquisitions
         -------------------------------------------
         Our board of directors believes that the acquisitions of Nova Financial Systems and Key Financial Systems will serve a number of purposes, including:

         o        adding an ongoing, profitable, business to our operations;

         o adding a business which complements our plans and objectives relative to Internet financial services;

         o provide us with additional revenues and resources with the potential for future growth; and

         o        to create the potential for increased stockholder value.

         Conditions to the Acquisitions
         ------------------------------
         Consummation of the acquisitions of Nova Financial Systems and Key Financial Systems is subject to a number of conditions, including:

         (i) the distribution by us of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock;

         (ii) the approval of the acquisitions of Nova Financial Systems and Key Financial Systems by our stockholders; and

         (iii) the approval of the increase in our authorized shares of common stock from 7,500,000 shares to 50,000,000 shares pursuant to proposal number one.

         Nova Financial Systems and Key Financial Systems may waive the approval of the increase in authorized shares if our stockholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our stockholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware.

         Risk Factors
         ------------
         You should be aware that these acquisitions involve certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

OTHER MATTERS

         You may also be asked to act on other business that properly comes before the special meeting.

NO RIGHT OF APPRAISAL

         Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution, the spin-off or the acquisitions of Nova Financial Systems and Key Financial Systems.

SPECIAL MEETING RECORD DATE

         Our board of directors has fixed the close of business on __, 2001 as the record date for the special meeting.

VOTING AND QUORUM

         Holders of record of our common stock at the record date are entitled to notice of, and to vote at, the special meeting. Each share of our common stock outstanding at the close of business on the record date is entitled to one vote on each matter presented at the special meeting. The presence in person or by proxy of the stockholders holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum for the transaction of business at the special meeting.

VOTE REQUIRED

         o Proposal number one - approval of the adoption of the amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class;

         o Proposal number two - approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and the distribution by us of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

         o Proposal number three - approval of the acquisition all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of (i) 7,140,000 shares or (ii) 50% of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.


         Proxies which vote against any of the above proposals shall not be used by management to exercise discretionary authority.


BOARD RECOMMENDATIONS

         Our board of directors unanimously recommends that the stockholders vote "FOR" each of the proposals.

                               CORPORATE STRUCTURE

         The following chart illustrates the current Equitex corporate structure:

                              Equitex Stockholders
                            own 100% of common stock
                                        |
                                  Equitex, Inc.
                                        |
        -----------------------------------------------------------------
        |                   |                      |                    |
Own 88% of common   First TeleServices,  Own 69% of common stock    Meridian
stock of Triumph           Inc.               of nMortgage        Services, Inc.
    Sports


         Assuming the Equitex stockholders approve each of the proposals to be voted upon at the meeting and the proposed transactions are completed, the following chart illustrates the future corporate structure of Equitex and Equitex 2000:


Equitex, Inc.
-------------
         Equitex Stockholders                Nova and Key Stockholders
       own 50% of Common Stock               own 50% of Common Stock
                  |                                      |
                  ----------------------------------------
                                       |
                                  Equitex, Inc.
                                       |
                  ----------------------------------------
                  |                                      |
     Key Financial Systems, Inc.             Nova Financial Systems, Inc.



Equitex 2000
------------

                              Equitex Stockholders
                            own 100% of common stock
                                        |
                               Equitex 2000, Inc.
                                        |
        -----------------------------------------------------------------
        |                   |                      |                    |
Own 88% of common   First TeleServices,  Own 69% of common stock    Meridian
stock of Triumph           Inc.               of nMortgage        Services, Inc.
    Sports

                                  RISK FACTORS

         YOU SHOULD BE AWARE THAT THE DISTRIBUTION BY US OF ALL OF OUR ASSETS AND LIABILITIES TO EQUITEX 2000, THE SPIN-OFF OF EQUITEX 2000 COMMON STOCK, THE OWNERSHIP OF EQUITEX 2000 COMMON STOCK AND THE PROPOSED ACQUISITION OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS INVOLVE RISKS, INCLUDING THOSE DESCRIBED BELOW AND ELSEWHERE IN THIS PROXY STATEMENT, THAT COULD ADVERSELY AFFECT THE VALUE OF YOUR HOLDINGS. WE ARE NOT MAKING, AND NO OTHER PERSON IS AUTHORIZED TO MAKE, ANY REPRESENTATION AS TO THE FUTURE MARKET VALUE OF EQUITEX 2000 COMMON STOCK.

                           RISKS REGARDING OUR HISTORY

WE HAVE HAD NET LOSSES IN THE PAST TWO YEARS AND THERE IS NO ASSURANCE WE WILL HAVE A PROFIT THIS YEAR

         We incurred a net loss of approximately $7.4 million (a loss applicable to common stockholders of $8.6 million) for the year ended December 31, 2000, compared to a loss of approximately $7.7 million (a loss applicable to common stockholders of approximately $11 million) for the year ended December 31, 1999 and recorded a net decrease in net assets resulting from operations of approximately $2 million for the year ended December 31, 1998 as a business development company. There is no assurance that we will have a profit for the year ended December 31, 2001.

WE HAVE NOT CONSUMMATED CERTAIN RECENT MERGERS AND ACQUISITIONS AND WE CAN PROVIDE NO ASSURANCE THAT WE WILL CONSUMMATE THE PROPOSED ACQUISITIONS

         We recently failed to consummate two acquisitions and one merger. On August 2, 2000, we announced that our agreement for the acquisition of First TeleBanc Corp had expired. In addition, as a result of certain deficiencies noted in the operations of First TeleBanc Corp.'s operating bank, Net 1st National Bank, we withdrew our application with the Federal Reserve to become a bank holding company. On September 21, 2000, we agreed to terminate our agreement and plan of merger with Innovative Gaming Corporation of America. While we acquired First Bankers Mortgage Services on August 23, 1999, we reached an agreement to rescind the acquisition on August 15, 2000, effective June 28, 2000. We can provide no assurance that we will consummate the proposed acquisitions with Nova Financial Systems and Key Financial Systems or that if consummated, the acquisitions will prove to be successful.

                      RISKS ASSOCIATED WITH OUR SECURITIES

THERE MAY BE SUBSTANTIAL DILUTION TO OUR CURRENT STOCKHOLDERS UPON THE APPROVAL OF PROPOSAL NUMBER ONE.

         Upon the approval of proposal number one in this proxy, our shareholders may experience dilution from the conversion of shares of our Series D, E, F and G preferred stock into approximately 1,549,696 shares of our common stock or 19.8% of the number of shares of common stock outstanding prior to the conversion. The 1,200 outstanding shares of Series D 6% Convertible Preferred Stock would currently convert into approximately 347,511 shares of our common stock as of March 30, 2001, using a conversion price of 65% of the closing price of our common stock of $5.3125 at that date. The 250 outstanding shares of Series E Convertible Preferred Stock and 50 shares to be issued automatically converts into 300,000 shares of our common stock when proposal number one is approved. The 460,000 outstanding shares of Series F Convertible Preferred Stock would currently convert into approximately 525,715 shares of our common stock. The 1,300 outstanding shares of Series G Convertible Preferred Stock would currently convert into approximately 376,470 shares of our common stock as of March 30, 2001, using a conversion price of 65% of the closing price of our common stock of $5.3125 at that date. In addition, upon the approval of proposal number one, we have agreed to issue 100,000 shares of our common stock to two consultants for services performed.

WE HAVE OUTSTANDING CONVERTIBLE SECURITIES THAT MAY CAUSE SUBSTANTIAL DILUTION TO HOLDERS OF OUR COMMON STOCK.

         The conversion terms of our outstanding Series D and G Convertible Preferred Stock may cause substantial dilution in the book value per share of our common stock. The conversion features in the Series D 6% Convertible Preferred Stock and Series G Convertible Preferred Stock allows the holders to purchase increasing shares of common stock as a result of a decreasing market price of our common stock price including but not limited to the following circumstances:

         o To the extent that the selling securityholder converts or exercises and then sells common stock, the common stock price may decrease due to the additional shares in the market. This could allow the holders to convert or exercise remaining Series D or G Convertible Preferred Stock into greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock could encourage short sales and consequently place further downward pressure on the price of the common stock.

         o Under the terms of our Series D and G Convertible Preferred Stock, holders of these shares must own less than 5% of our outstanding shares of common stock. Holders of these shares may circumvent this restriction by converting an amount of preferred stock to common stock in an amount less than 5% of our outstanding shares of common stock, then selling those shares of common stock into the market and then converting another block of preferred stock into common stock. By doing the foregoing, holders of our Series D or G Convertible Preferred Stock can create additional dilution to the existing holders of our common stock.

         o The conversion of the Series D and G Convertible Preferred Stock may result in substantial dilution to the interests of other holders of common stock.

         Since we cannot know the conversion price of the Series D or G Convertible Preferred Stock until notice of conversion has been provided by the holder, we cannot currently determine how many shares of common stock we will need to issue upon conversion of the Series D or G Convertible Preferred Stock. The conversion ratio for issuing shares of our common stock in exchange for Series D 6% Convertible Preferred Stock is determined by dividing the stated value of the Series D 6% Convertible Preferred Stock by the conversion price, which is 65% of the market price of our common stock

         The conversion ratio for issuing shares of our common stock in exchange for Series G Convertible Preferred Stock is determined by dividing the stated value of the Series G Convertible Preferred Stock by the conversion price. The conversion price will be the lowest of:

         o        $6.50; or

         o 65% of the market price of our common stock provided that if our common stock is delisted from the Nasdaq stock market for any reason, then the conversion price for the remaining outstanding shares of Series G Convertible Preferred Stock drops to 50% of the market price.

         For example and for illustrative purposes only, if the conversion date is March 30, 2001, the closing market price of our common stock on March 30, 2001 was $5.3125, 65% of $5.3125 is $3.453125. Therefore, the lower of $6.50 and
$3.453125 is $3.453125 and is the conversion price.

         The following table sets forth, for illustrative purposes only, the effect of increasing and decreasing stock prices and its result on the conversion price per share and number of shares issued upon conversion of the Series D and G Convertible Preferred Stock.

   Price per      Conversion         Aggregate number of     Conversion price    Aggregate number of     Percentage of
   share of     price of Series    shares of common stock       of Series G        shares of common       outstanding
    common           D 6%           convertible from all        convertible       stock convertible     common stock(5)
     stock        Convertible      Series D 6% Convertible    Preferred Stock     from all Series G
                Preferred Stock      Preferred Stock(2)             (3)              Convertible
                      (1)                                                         Preferred Stock(4)
------------------------------------------------------------------------------------------------------------------------
$5.3125             $3.4531                347,511                $3.4531              376,471               10.2%
$3.9843(6)          $2.5898                463,320                $2.5898              501,931               13.7%
$2.6562(7)          $1.7265                695,048                $1.7265              752,968               20.5%(10)
$6.6406(8)          $4.3164                278,009                $4.3164              301,173               8.2%
$7.9687(9)          $5.180                 231,660                $5.180               250,965               6.8%

(1)      The conversion price is  65% of the market price of our common stock.

(2) Assumes that all 1,200 shares of Series D 6% Convertible Preferred Stock, which have a stated value of $1,200,000, will be converted into common stock and there have been no prior conversions of the Series D 6% Convertible Preferred Stock.

(3) The conversion price is the lesser of (a) $6.50 (b) 65% of the market price of our common stock.

(4) Assumes that all 1,300 shares of Series G Convertible Preferred Stock, which have a stated value of $1,300,000, will be converted into common stock and there have been no prior conversions of the Series G Convertible Preferred Stock.

(5) Assumes 7,071,618 outstanding shares of our common stock prior to the conversion of the Series D and G Convertible Preferred Stock.

(6)      Reflects a 25% reduction from the average closing bid price of $5.3125.

(7)      Reflects a 50% reduction from the average closing bid price of $5.3125.

(8)      Reflects a 25% increase from the average closing bid price of $5.3125.

(9)      Reflects a 50% increase from the average closing bid price of $5.3125.

(10) The Certificate of Designation for the Series D and G Convertible Preferred Stock limit us from issuing shares of common stock exceeding 20% of the outstanding number of shares of our common stock on the date the shares of preferred stock were issued. The limit is 1,404,489 for the Series D Convertible Preferred Stock and 1,421,389 for the Series G Convertible Preferred Stock. We must obtain shareholder approval to issue shares in excess of the 20% limitation or redeem any shares in excess of the 20% limitation at the 125% stated value of those shares.

         Both the Series D and G Convertible Preferred Stock contain provisions prohibiting us from issuing shares in excess of 20% of the number of shares of our common stock outstanding on the date the securities were issued. We would be required to obtain shareholders approval to issue shares in excess of the 20% limitation or redeem the remaining number of shares at 125% of the stated value.

UPON CLOSING OF THE ACQUISITIONS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS, WE WILL ISSUE A WARRANT WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Upon the closing of the acquisitions of Nova Financial Systems and Key Financial Systems, we will issue a warrant equal to the aggregate amount of any warrants, options, preferred stock or other convertible securities outstanding at the closing. At this time, we estimate that we will issue a warrant to purchase 4,162,397 shares of our common stock.

                RISKS ARISING FROM THE DISTRIBUTION AND SPIN-OFF

AN ACTIVE TRADING MARKET MIGHT NOT DEVELOP FOR THE EQUITEX 2000 COMMON STOCK AND TRADING PRICES ARE UNCERTAIN.

         Equitex 2000 intends to apply to list the shares of its common stock to be distributed in the spin-off on the Nasdaq SmallCap Market. There is no assurance this application will be approved. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets." However, there is presently no public market for the Equitex 2000 common stock and an active market may not develop following the distribution and spin-off. There can be no assurance regarding the prices at which the Equitex 2000 common stock will trade on or after the spin-off of Equitex 2000 common stock. Until the Equitex 2000 common stock is fully distributed and an orderly market develops, the prices at which the stock trades may fluctuate significantly. Prices for the Equitex 2000 common stock will be determined in the marketplace and may be influenced by many factors, including, without limitation, (1) the depth and liquidity of the market for the Equitex 2000 common stock; (2) investors' perceptions of Equitex 2000, Inc. and the industries in which it participates; (3) Equitex 2000's dividend policy; and (4) changes in government regulation and general economic and market conditions.


EQUITEX 2000 WILL INDEMNIFY US IN LITIGATION, BUT THERE IS NO ASSURANCE OF A FAVORABLE OUTCOME.

         As part of the distribution of all of our assets and liabilities, Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR. LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J. HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado). Although we believe these lawsuits are without merit, there is no assurance of a favorable outcome. The costs to defend these matters may be material and an unfavorable outcome of either or both matters may have a material adverse effect on Equitex 2000.

EQUITEX 2000 MAY NOT PAY DIVIDENDS AFTER THE DISTRIBUTION AND SPIN-OFF.

         The dividend policy of Equitex 2000 after the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock will be determined by its board of directors. The future payment of dividends by Equitex 2000 will be based on the results of operations and financial condition of Equitex 2000 and other business considerations that its board of directors considers relevant. We cannot assure you that Equitex 2000 will pay any dividends after the distribution and spin-off of Equitex 2000 common stock.

EQUITEX 2000'S ABSENCE OF HISTORY AS AN INDEPENDENT COMPANY MAKES IT DIFFICULT TO PREDICT FUTURE PERFORMANCE.

         Equitex 2000's proposed business has historically been conducted by us as part of our overall operations. Therefore, Equitex 2000 does not have an operating history as an independent company. Equitex 2000 was recently formed solely for the purpose of effecting the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock. Therefore, the financial information included in this proxy statement does not necessarily reflect the financial position, results of operations and cash flows of Equitex 2000 had Equitex 2000 been operated independently during the periods presented. As a stand-alone company, Equitex 2000's results of operations may or may not continue at a level similar to its results of operations while a part of us. In addition, we have not been profitable in these operations. We also believe that Equitex 2000's general and administrative expenses will be higher than the expenses reflected in our historical financial statements of our businesses.

EQUITEX 2000 MAY NOT BE ABLE TO CONSUMMATE OR INTEGRATE EFFECTIVELY ACQUISITIONS AND ITS RESULTS MAY BE ADVERSELY AFFECTED.

         We have completed several acquisitions and the business strategy of Equitex 2000 contemplates continued expansion, including growth through future acquisitions. However, the ability of Equitex 2000 to consummate and integrate effectively the completed and any future acquisitions on terms that are favorable to them may be limited. Equitex 2000 may not have adequate financial resources to consummate any acquisitions. In addition, the ability of Equitex 2000 to issue additional equity securities to raise capital or consummate acquisitions may be impaired, for a period of time after the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock.

ANTI-TAKEOVER PROVISIONS MAY AFFECT THE MARKETABILITY AND MARKET PRICE OF EQUITEX 2000 COMMON STOCK.

         The articles of incorporation of Equitex 2000, as well as Delaware statutory law, contain provisions that may have the effect of discouraging an acquisition of control of Equitex 2000 not approved by its board of directors. These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Equitex 2000, although any proposals, if made, might be considered desirable by a majority of Equitex 2000's stockholders. These provisions could also have the effect of making it more difficult for third parties to replace current management of Equitex 2000, Inc. without the concurrence of Equitex 2000's board of directors. The existence of these provisions may adversely affect the marketability and market price of Equitex 2000 common stock.

                        RISKS RELATED TO THE BUSINESS OF
          NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC.

         IF THE ACQUISITIONS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS ARE APPROVED AND COMPLETED, WE WILL BE SUBJECT TO THE FOLLOWING RISKS:


SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS MAY AFFECT OUR RETENTION OF CREDIT CARD ACCOUNTS.


         The ability or willingness of cardholders to prepay credit cards may change from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, unemployment rates and relative interest rates offered for various types of loans. As a result of these factors, our rate of retention of credit card accounts may vary.


CONSUMER PROTECTION LAWS MAY RESTRICT OUR ABILITY TO COLLECT RECEIVABLES AND MAINTAIN YIELD ON OUR PORTFOLIO.


         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect our ability to collect the receivables or to maintain previous levels of finance charges or fees.

         Receivables also may be written off as uncollectible if a debtor seeks relief under federal or state bankruptcy laws.


OUR ABILITY TO GENERATE CREDIT CARD REVENUE IS DEPENDENT UPON RETAINING OLD CUSTOMERS AND OBTAINING NEW CUSTOMERS AND THERE IS NO ASSURANCE WE WILL BE SUCCESSFUL IN OUR EFFORTS.


         A significant portion of our revenue will be derived from credit card fees charged on accounts. This revenue is directly tied to the number of active accounts in the portfolio. Continued generation of new fee revenue depends, in part, on the number of accounts or account balances lost to competing card issuers and our ability to designate new accounts. The credit card industry is highly competitive and we will compete with numerous other credit card providers for new accounts and for use of the credit cards.

         Credit card customers choose their credit card issuers largely on the basis of price, credit limit and other product features and once an account is originated, customer loyalty may be limited. Customers can and frequently do move accounts from one credit card issuer to another, or cease or limit use of one credit card in favor of another.


         The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition, incentive programs and new credit card issuers seeking to expand or to enter the market and compete for customers. In addition, some of our competitors are now attempting to employ programs similar to the specialized marketing programs and information based strategies through which we have has solicited new accounts.


MARKETING OF THE PAY AS YOU GO CREDIT CARD AND NET 1ST NATIONAL BANK WAS SUSPENDED FOR ONE MONTH AND THERE IS NO GUARANTEE THAT ANOTHER SUSPENSION WILL NOT OCCUR.

         On November 15, 2000, Key Financial Systems temporarily suspended marketing for Net 1st National Bank. This suspension was at the request of Net 1st National Bank to conform to the requirements of a Consent Order between Net 1st National Bank and the Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems's credit card marketing and Pay As You Go program conform to all federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems to resume marketing the Pay As You Go credit card program. Despite Net 1st National Bank's compliance with all requirements, there is no assurance that the Office of the Comptroller of the Currency will not suspend marketing of this product in the future.

OUR EARNINGS ARE DEPENDENT UPON THE MARKETING AND ACCEPTANCE OF ONE PRODUCT.


         Nova Financial Systems and Key Financial Systems currently market one product, the Pay As You Go credit card. Our product may not be able to be successfully marketed or achieve customer acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience lower operating revenues, lower net revenues, lower cash flows and less liquidity.


TIMING OF PAYMENTS IS NOT CERTAIN.

         The receivables may be paid at any time. We cannot assure you that any particular pattern of accountholder payments will occur. In addition to other factors discussed above in this "Risk Factors" section, changes in finance charges can alter the monthly payment rates of accountholders.


THE ABILITY TO CHANGE TERMS OF THE CREDIT CARD ACCOUNTS COULD ALTER PAYMENT PATTERNS AND REDUCE OUR EARNINGS.

         As owner of a participation interest in the accounts, we will have the right to change various account terms, including the fees and the required monthly minimum payment. If any fees are reduced, there could be a corresponding decrease in the collection of finance charges. In addition, changes in the account terms may alter payment patterns.

         We ordinarily will not reduce any fees, unless the issuing bank of our cards is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis.

         We may change the terms of the accounts or our servicing practices, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of fees and charge offs, if we take the same action on our other substantially similar accounts.

         We have no restrictions on our ability to change the terms of the accounts except as described above. Changes in relevant law, changes in the marketplace, or prudent business practices could impel us to change account terms.


WE FACE INTENSE COMPETITION AND THERE IS NO ASSURANCE THAT WE WILL ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCT.

         We will face intense and increasingly aggressive competition from other consumer lenders in all of our product lines. Many competitors are substantially larger and have greater financial resources than us, and customer loyalty is often limited. Competitive practices, such as the offering of lower interest rates and fees and the offering of incentives to customers, could hurt our ability to attract and retain customers.

         The Gramm-Leach-Bliley Act of 1999, which permits the affiliation of commercial banks, securities firms and insurance companies, may increase the number of competitors in the banking industry and the level of competition in providing banking products, including credit cards. To the extent that the Gramm-Leach-Bliley Act of 1999 promotes competition or consolidation among financial service providers active in the consumer credit market, we could experience increased competition for customers, employees and funding. However, we are unable to predict at this time the scope or extent of any such impact.

         In October 1998, the U.S. Justice Department filed a complaint against MasterCard International Incorporated, Visa U.S.A., Inc. and Visa International, Inc., asserting that the overlapping ownership and control of both the MasterCard and Visa associations by the same group of banks restrains competition between Visa and MasterCard in the market for general purpose credit card products and networks in violation of the antitrust laws. The government seeks as relief that only member banks "dedicated" to one association be permitted to participate in the governance of that association. In addition, the complaint challenges the rules adopted by both MasterCard and Visa that restrict member banks from joining American Express, Discover/Novus or other competing networks. MasterCard and Visa have stated that they consider the suit without merit and have denied the allegations of the complaint. Neither the ultimate outcome of this litigation nor its effect on the competitive environment in the credit card industry if the lawsuit succeeds can be predicted with any certainty.


WE COULD HAVE INCREASED DELINQUENCIES AND CREDIT LOSSES WHICH MAY REDUCE OUR EARNINGS.

         The delinquency rate on our consumer loans, as well as the rate at which our consumer loans are charged off as uncollectible, which are referred to as the "credit loss rate", may increase, depending on a number of factors, including (i) an increase in new accounts, which generally experience higher delinquency and credit loss rates, and (ii) an increase in the number of customers seeking protection under the bankruptcy laws. Increased delinquencies and credit losses could also occur in the event of a national or regional economic downturn or recession, or for other reasons. Unlike a traditional credit card portfolio, sub prime portfolios experience higher initial delinquency and first payment default rates. An increase in new accounts can significantly increase delinquency and loss rates.


WE ARE RELIANT ON CERTAIN VENDOR RELATIONSHIPS WHICH WE MAY NOT BE ABLE TO MAINTAIN.

         Our business will depend on a number of services provided by third parties, including marketing, data processing, nationwide credit bureaus, postal and telephone service, bankcard associations and transaction processing services. A major disruption in one or more of these services could significantly hurt our operations.


OUR INDUSTRY IS HEAVILY REGULATED BY THE GOVERNMENT WHICH MAY AFFECT OUR ABILITY TO CONDUCT BUSINESS.


         Federal and state laws significantly limit the types of activities in which we and/or our subsidiaries will be permitted to engage. In addition, consumer protection and debtor relief laws limit the manner in which we may offer, extend, manage and collect loans. Congress, the States, and other jurisdictions in which we operate may enact new laws and amendments to existing laws that further restrict consumer lending, including changes to the laws governing bankruptcy, which could make it more difficult or expensive for us to collect loans, or impose limits on the interest and fees that we may charge our customers. Our earnings could also be hurt by changes in government fiscal or monetary policies, including changes in capital requirements and rates of taxation, and by changes in general social and economic conditions.


WE ARE DEPENDENT UPON OUR MANAGEMENT AND MAY NOT BE ABLE TO RETAIN KEY
EMPLOYEES.

         Our growth and profitability will depend on its ability to retain key executives and managers, attract capable employees, maintain and develop the systems necessary to operate our businesses and control the rate of growth of our expenses. Expenses could significantly increase due to acquisition-related expenses, new product development, facilities expansions, increased funding or staffing costs and other internal and external factors.


WE FACE OTHER INDUSTRY RISKS RELATED TO THE FINANCIAL SERVICES INDUSTRY WHICH COULD AFFECT OUR ABILITY TO ACHIEVE MARKET ACCEPTANCE.

         We will face the risk of fraud by accountholders and third parties, as well as the risk that increased criticism from consumer advocates and the media could hurt consumer acceptance of our products. The financial services industry as a whole is characterized by rapidly changing technologies. System disruptions and failures may interrupt or delay our ability to provide services to our customers. In particular, we face technological challenges in the developing online credit card market. The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in the products and services offered by e-commerce business. Security breaches, acts of vandalism, and developments in computer capabilities could result in a compromise or breach of the technology we use to protect customer transaction data. Consumers generally are concerned with security breaches and privacy on the Internet, and Congress, individual States and other jurisdictions could enact new laws regulating the electronic commerce market that could adversely affect us.


IN CONJUNCTION WITH THE ACQUISITIONS, WE INTEND TO ISSUE PREFERRED STOCK TO RAISE CASH WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         In conjunction with the acquisitions of Nova Financial Systems and Key Financial Systems we intend to issue 5,500 shares of a new convertible preferred stock to raise $5,000,000 (net of $500,000 issue costs) for payment of the cash portion of the purchase price. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G preferred stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or
(b) 65% of the market price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         THIS PROXY STATEMENT MAY CONTAIN CERTAIN "FORWARD-LOOKING" STATEMENTS AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR BY THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES, WHICH REPRESENT OUR EXPECTATIONS OR BELIEFS, INCLUDING BUT NOT LIMITED TO, STATEMENTS CONCERNING OUR OPERATIONS, ECONOMIC PERFORMANCE, FINANCIAL CONDITION, GROWTH AND ACQUISITION STRATEGIES, INVESTMENTS, AND FUTURE OPERATIONAL PLANS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," "MIGHT," OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS, BY THEIR NATURE, INVOLVE SUBSTANTIAL RISKS AND

UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND OUR CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING UNCERTAINTY RELATED TO ACQUISITIONS, GOVERNMENTAL REGULATION, MANAGING AND MAINTAINING GROWTH, VOLATILITY OF STOCK PRICES AND ANY OTHER FACTORS DISCUSSED IN THIS AND OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

         THE INCREASE IN COMMON STOCK

         At the special meeting, the stockholders will be asked to approve the increase in common stock which involves the following:

         o An amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares.


         The increase in authorized common stock is conditioned upon the approval of the increase by the holders of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a class. The increase in common stock will not occur if this condition is not satisfied.


         THE DISTRIBUTION AND SPIN-OFF

         At the special meeting, the stockholders will be asked to approve the distribution and spin-off of Equitex 2000 common stock which involves the following:

         o The distribution by us of all of our assets and liabilities to Equitex 2000 and the distribution by us of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement.


         If our stockholders approve the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, and the other conditions to the distribution and spin-off of Equitex 2000 common stock are satisfied or waived, we anticipate that our board of directors will authorize the various components of the distribution and spin-off of Equitex 2000 common stock and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend which shall be prior to the acquisitions of Nova Financial Systems and Key Financial Systems. Each holder of record of our common stock on the record date for the special dividend will be entitled to receive one share of Equitex 2000 common stock for each share of our common stock held on the record date for the spin-off of Equitex 2000 common stock. No consideration will be paid by the holders of our common stock for the Equitex 2000 common stock.


         Our board of directors has conditioned the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock upon, among other things:

         (i) approval of the distribution and spin-off of Equitex 2000 common stock by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

         (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

         The distribution of all of our assets and liabilities and spin-off of Equitex 2000 common stock will not occur if the conditions described above are not satisfied.

         Our board of directors has retained discretion, even if all conditions to the distribution of its assets and liabilities and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution of its assets and liabilities and/or the spin-off of Equitex 2000 common stock.

         The distribution of our assets and liabilities and spin-off of Equitex 2000 common stock will separate us into two publicly owned companies. After the distribution of Equitex assets and liabilities and spin-off of Equitex 2000 common stock, Equitex 2000 will primarily operate in the mortgage banking industry.

         The Acquisitions
         ----------------
         At the special meeting, the stockholders will be asked to approve the acquisitions which involves the following:


         o The acquisition all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant.


         Our board of directors has conditioned the acquisitions Nova Financial Systems and Key Financial Systems upon, among other things:

         (i) the distribution by us of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock;

         (ii) the approval of the acquisitions of Nova Financial Systems and Key Financial Systems by our stockholders; and

         (iii) the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares pursuant to proposal number one.

         The acquisitions of Nova Financial Systems and Key Financial Systems will not occur if the conditions described above are not satisfied.

         Our board of directors has retained discretion, even if all conditions to the acquisitions of Nova Financial Systems and Key Financial Systems are satisfied, to abandon, defer or modify the acquisitions.

Vote Required

         The proposals to be acted on at the meeting require the following votes:

         o Approval of the adoption of the amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class;

         o Approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and our distribution of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class; and


         o Approval of the acquisition all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

PROXIES


         All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted at the special meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of each of the proposals. If any other matters are properly presented at the special meeting for action, which is not anticipated, the proxy holders will vote the proxies which confer authority to such holders to vote on such matters in accordance with their judgment. However, proxies which vote against any of the proposals shall not be used by management to exercise discretionary authority. A shareholder returning a proxy may revoke it at any time before it is voted by communicating the revocation in writing to our Secretary or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the special meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of the proxy has been given. Any written notice revoking a proxy should be sent to Equitex, Inc., 7315 East Peakview Avenue, Englewood, Colorado 80111, Attention: Secretary.


NO RIGHT OF APPRAISAL


         Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution, the spin-off or the acquisitions of Key and Nova.


                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549 or at the Regional Offices of the Securities and Exchange Commission which are located as follows: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Securities and Exchange Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by us with the Securities and Exchange Commission which can be accessed over the Internet at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

         THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO US WHICH ARE NOT INCLUDED IN OR DELIVERED WITH THESE PROXY MATERIALS. DOCUMENTS RELATING TO US (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM US AT 7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111, ATTENTION: SECRETARY, TELEPHONE (303) 796-8940. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY _______________ ___, 2001. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

         Our following documents are incorporated by reference herein:


         1. Annual report on Form 10-K, for the year ended December 31, 2000;
         and

         2. The description of our common stock contained in its Registration Statement on Form 8-A (Commission File No. 0-12374) as filed with the Securities and Exchange Commission on July 21, 1983.

         All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, after the date hereof and prior to the date of the special meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this proxy statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                              REVOCABILITY OF PROXY

         If the enclosed proxy is executed and returned, it will be voted on the proposals as indicated by the stockholder. The proxy may be revoked by the stockholder at any time prior to its use by notice in writing to our Secretary, by executing a later dated proxy and delivering it to us prior to the meeting or by voting in person at the meeting.

                                  SOLICITATION

         The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy, miscellaneous costs with respect to the materials and solicitation of the proxies will be paid by us. We also may use the services of our directors, officers and employees to solicit proxies, personally or by telephone, mail, telefax or tele graph, but at no additional salary or compensation. We intend to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the materials to those persons for whom they hold such shares and request authority for the execution of the proxies. We will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                VOTING SECURITIES


         Holders of record of our common stock, $.02 par value, at the close of business on ________ ____, 2001 will be entitled to vote on all matters. On March 31, 2001, we had outstanding 7,071,618 shares of common stock. The holders of all shares of common stock are entitled to one vote per share. The common stock is the only class of voting securities outstanding. One-third of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, constitutes a quorum at any stockholders' meeting. Passage of proposal number one requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class. Passage of proposal number two requires the affirmative vote of the majority of the outstanding stock of each class entitled to vote thereon as a class at the stockholders' meeting. Passage of proposal number three requires the affirmative vote of the majority of the total votes cast on the proposal in person or by proxy at the stockholders' meeting. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting.


                                 DIVIDEND POLICY

         The payment and level of cash dividends by us is subject to the discretion of our board of directors. Dividend decisions are based on a number of factors, including the future operating results and financial requirements of us, state law requirements and other factors. No dividends have been declared.

                       PRICE RANGE OF EQUITEX COMMON STOCK

         Our common stock is listed and traded on the Nasdaq SmallCap Market under the symbol "EQTX." The following table reflect the high and low sales prices per share of our common stock, as reported on the Nasdaq SmallCap Market for the fiscal period indicated.


                                                       PRICE RANGE
                                              HIGH                      LOW
                                              ----                      ---
1998:
First Quarter                               $3.6250                   $0.8125
Second Quarter                               5.6250                    3.0000
Third Quarter                                7.1250                    4.3750
Fourth Quarter                               7.5625                    6.4375
1999:
First Quarter                               $12.7500                  $6.7500
Second Quarter                              48.8125                    9.0000
Third Quarter                               14.2500                    8.5000
Fourth Quarter                              10.5625                    7.6250
2000:
First Quarter                               $11.7500                  $6.4062
Second Quarter                               9.3906                    4.6250
Third Quarter                                8.4375                    5.6250
Fourth Quarter                               6.3750                    3.8750
2001:
First Quarter                                $7.00                    $3.9375


         The stockholders are urged to obtain current trading price information before voting on the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock.

         There is no established a public trading market for Equitex 2000 common stock.

                             SELECTED FINANCIAL DATA


         The selected financial data set forth below as of and for the years ended December 31, 2000 and December 31, 1999, has been derived from our consolidated financial statements which have been audited by Gelfond Hochstadt Pangburn, P.C. The selected financial data as of and for each of the years in the four-year period ended December 31, 1998, has been derived from our financial statements which have been audited by Davis & Co., CPAs, P.C.


         Because of recent changes in our business, the historical information reflected below may not be a good basis for evaluating our current and future performance. You should read this information, together with the financial statements and related notes, and the information under the heading "Management's discussion and analysis of financial condition and results of operations."


                               BALANCE SHEET DATA
                                (IN THOUSANDS)


                                                  As of December 31,
                                     ------------------------------------------
                                     2000      1999     1998     1997      1996
                                     ----      ----     ----     ----      ----
                                                      (Note 1) (Note 1) (Note 1)
Assets:
     Cash and cash equivalents        337   $   784    $  32     $  9     $  54
     Inventories                       70       167       --       --        --
     Receivables                    1,822     1,708       --       --        --
     Marketable securities            238       903       --       --        --
     Mortgage loans held for sale      --    14,787       --       --        --
     Other investments              1,232     2,573    5,592    4,701    10,200
     Property, plant and
     equipment  (net)                 261     1,058       26       29        39
     Intangible assets              5,471    19,765        0        0         0
     Total assets                   9,431    41,745    5,859    5,039    10,478

Liabilities:
     Warehouse loans                   --    18,582       --       --        --
     Total liabilities              3,217    26,170    1,771    1,499     3,217

Mandatory redeemable preferred
   stock                            1,536         -        -        -         -

Minority interest                     631     6,473       --       --        --

Stockholders' equity                4,047     9,102    4,088    3,540     7,261
----------------

1. On January 4, 1999, we withdrew our election to be treated as a Business Development Company subject to the Investment Company Act of 1940. As a result of this withdrawal, we are now required to present our financial statements consistent with those of a normal operating company as opposed to a Business Development Company. Because we were a Business Development Company during the years ended December 31, 1995 through December 31, 1998, the 1998, 1997, 1996 and 1995 financial statements reflect the Business Development Company format.

                          STATEMENT OF OPERATIONS DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    For the year ended December 31,
                                   ----------------------------------------------------------------
                                   2000           1999           1998           1997           1996
                                   ----           ----           ----           ----           ----
                                                               (Note 1)       (Note 1)       (Note 1)
Revenues                       $     2,869    $     2,340    $       448    $       378    $       633
Expenses                           (10,963)        (9,136)        (2,418)        (1,814)        (1,153)
Loss on First Bankers
Mortgage Services rescission        (3,979)          --             --             --             --
Unusual gain                         5,132           --             --             --             --
Other income (expense)                (413)          (921)          --             --             --
                               -----------    -----------    -----------    -----------    -----------
Net loss before income taxes        (7,354)        (7,717)        (1,970)        (1,436)          (520)
Provision for income taxes             (13)
                               -----------    -----------    -----------    -----------    -----------
Net loss                            (7,367)        (7,717)        (1,970)        (1,436)          (520)

Net investment loss                   --             --           (2,267)        (1,406)          (586)
Net realized gain on
     investments                      --             --            1,108          1,004          1,226
Unrealized loss on
     investments                      --             --           (1,056)        (3,522)        (5,207)
Accretion of redemption
    value on preferred stock          (453)
Beneficial conversion
    features                          (700)        (3,218)          --             --             --
Deemed preferred stock
     dividends                         (97)           (51)          --             --             --
                               -----------    -----------    -----------    -----------    -----------
Net loss applicable to
     common stockholders       $    (8,617)   $   (10,986)   $    (4,185)   $    (5,360)   $    (5,087)
                               ===========    ===========    ===========    ===========    ===========

Net loss per common share      $     (1.21)   $     (1.64)
                               ===========    ===========

Decrease in net assets per
     share - primary                                         $     (0.45)   $     (1.25)   $     (1.42)
                                                             ===========    ===========    ===========

Decrease in net assets per
     share fully diluted                                                                   $     (1.26)
                                                                                           ===========

Weighted average common
     share outstanding           7,106,749      6,718,170      4,416,988      3,192,600      3,214,708
                               ===========    ===========    ===========    ===========    ===========

-----------

1. On January 4, 1999, we withdrew our election to be treated as a Business Development Company subject to the Investment Company Act of 1940. As a result of this withdrawal, we are now required to present our financial statements consistent with those of a normal operating company as opposed to a Business Development Company. Because we were a Business Development Company during the years ended December 31, 1995 through December 31, 1998, the 1998, 1997, 1996 and 1995 financial statements reflect the Business Development Company format.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         Set forth below is certain information as of March 31, 2001, with respect to ownership of our common stock held of record or beneficially by (i) our executive officers, (ii) each of our directors, (iii) each person who owns beneficially more than five percent of our outstanding common stock; and (iv) all directors and executive officers as a group:

Name and Address of          Shares of     Shares of      Shares of Common     Shares of     Percentage
Beneficial Owner             Common        Common Stock   Stock underlying     Other         of
                             Stock Owned   underlying     Warrants/Preferred   Common        Common
                             (1)           Options (1)    Stock (1)            Stock         Stock
                                                                               Owned (1)     Owned

Henry Fong                   215,300       945,700 (2)    0                    403,719 (3)   19.5%
7315 East Peakview Ave.
Englewood, CO 80111

Russell L. Casement          121,000       365,900 (4)    0                    0             6.5%
1355 S. Colorado Blvd.
Suite 320
Denver, CO   80222

Aaron A. Grunfeld            32,700        379,500 (5)    0                    0             5.5%
10390 Santa Monica
Blvd., Fourth Floor
Los Angeles, CA   90025

Thomas Olson                 30,000        66,300(6)      0                    0             1.3%
7315 East Peakview
Avenue
Englewood, CO 80111

All officers and directors   399,000       1,757,400 (7)  0                    403,719       29.0%
as a group (four persons)

----------------

1.       The beneficial owners exercise sole voting and investment power.
2. Includes 945,700 shares underlying options granted under our 1999 Stock Option Plan.
3. Includes 403,719 shares owned by a corporation in which Mr. Fong is an officer and director.
4. Includes 36,400 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 329,500 shares underlying options granted under our 1999 Stock Option Plan.
5. Includes 50,000 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 329,500 shares underlying options granted under our 1999 Stock Option Plan.
6. Includes 66,300 shares underlying options granted under our 1999 Stock Option Plan.
7. Includes 86,400 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 1,671,000 shares underlying options granted under our 1999 Stock Option Plan.

         The issuance of an estimated 7,140,000 shares of our common stock in the acquisitions of Nova Financial Systems and Key Financial Systems, as described under proposal number one, may, at a subsequent date, result in a change in control of our company.

             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Generally, a director of a Delaware corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In general, a director is liable for monetary damages for any action or omission as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation.

         Under Delaware law, a corporation must indemnify its directors, as well as its officers, employees and agents, against expenses where any such person is successful on the merits or otherwise in defense of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceeds (including derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful. Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the stockholders. In order to obtain reimbursement for expenses in advance of the final disposition of any action, the individual must provide an undertaking to repay the amount if it is ultimately determined that his is not entitled to be indemnified.

         In general, Delaware law requires that all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding be paid by the corporation as they are incurred in advance of final disposition if the director agrees to repay such amounts if it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and if the director reasonably cooperated with the corporation concerning the action, suit or proceeding.

                               PROPOSAL NUMBER ONE
                          TO CHANGE PARAGRAPH 4 OF THE
                          CERTIFICATE OF INCORPORATION
                            TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK
                 NECESSARY TO COMPLETE THE PROPOSED TRANSACTIONS

         The board of directors recommends an amendment to our Certificate of Incorporation to cause an increase in the number of authorized shares of common stock. The increase is needed to issue approximately 12,852,094 shares of common stock in the following transactions:

         o        the acquisition of Nova Financial Systems and Key Financial
                  Systems;
         o        the acquisition of The Meridian Residential Group; and
         o the acquisition of First Bankers Mortgage Services and Rescission.

         In addition, upon the approval of proposal number one, we have agreed to issue 100,000 shares of our common stock to two consultants for services performed. While shares of common stock may be issued in future transactions, except as noted above, none are planned at this time. As of December 31, 2000, there were only 359,707 shares of common stock available for issuance. We should maintain a reserve of shares of common stock to be issued under our stock option plans and in line with good corporate practices to maintain a number of authorized but unissued shares.


         A condition to the completion of several proposed transactions described below is approval of this proposal. The 1,200 shares of our Series D 6% Convertible Preferred Stock issued to provide cash for the acquisition of First Bankers Mortgage Services may convert into approximately 347,511 shares of our common stock. The 250 outstanding shares of Series E Convertible Preferred Stock and 50 shares to be issued in connection with the acquisition and rescission of First Bankers Mortgage Services, described below, each automatically convert into 1,000 shares of our common stock, or an aggregate of 300,000 shares of our common stock, upon (i) the approval of the increase in our authorized shares of common stock from 7,500,000 shares to 50,000,000 (ii) or our subsequent merger with or into another company or (iii) the sale of substantially all of our assets. Our Series F Convertible Preferred Stock issued in connection with the acquisition of the Meridian Residential Group, described below, may convert into approximately 525,715 shares of our common stock. This conversion is based upon the fact that the 460,000 shares of outstanding Series F Convertible Preferred Stock have a stated value of $3,680,000 which can be converted at $7.00 per share. Our Series G Convertible Preferred Stock issued in connection with a private placement may convert into approximately 376,471 shares of our common stock. In exchange for all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, we intend to issue approximately 7,140,000 shares of common stock, cash consideration of $5 million and a warrant for the purchase of our common stock equal to 100% of any warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock. We estimate that 4,162,397 shares of common stock will underlie the warrant to be issued in the Nova Financial Systems and Key Financial Systems acquisition. In addition, we intend to issue up to 5,500 shares of a new series of convertible preferred stock to raise the cash consideration of $5 million (net of $500,000 issue costs), which is to be used to finance the cash portion of our acquisitions of Nova Financial Systems and Key Financial Systems. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or
(b) 65% of the market price of our common stock. In addition, we have agreed to issue 100,000 shares of our common stock to two consultants for services performed.


         Our Certificate of Incorporation currently authorizes the issuance of up to 7,500,000 shares of common stock with a par value of $0.02 per share and 2,000,000 shares of preferred stock with a par value of $0.01 per share. As of March 31, 2001, of the 7,500,000 shares of common stock authorized, 7,140,293 shares were issued, 7,071,618 shares were outstanding and 2,612,700 shares of common stock are reserved for issuance upon the exercise of outstanding options and warrants. See Options and Warrants on page 42. As of March 31, 2001, of the 2,000,000 shares of preferred stock authorized 1,200 shares of Series D 6%

Convertible Preferred Stock, 250 shares of Series E Convertible Preferred Stock, 460,000 shares of Series F Convertible Preferred Stock and 1,300 shares of Series G Convertible Preferred Stock were outstanding.

         Our board of directors deems it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 50,000,000 shares. A copy of paragraph 4 of the Certificate of Incorporation as it would read following adoption of this proposal is included with this proxy statement as Exhibit 1.


         The additional shares of common stock would become part of the existing class of common stock, and the additional shares, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to the common stock.

         To the extent that any further issue of shares is made on other than a pro rata basis to current stockholders, the present ownership of current stockholders may be diluted.


         If the proposed amendment is approved, the additional authorized shares would be available for issuance by the board of directors for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. Nonetheless, it is the intention of the board of directors to use a portion of the additional shares to: (i) be issued in connection with the acquisitions of Key Financial Systems, Nova Financial Systems, the Meridian Residential Group and First Bankers Mortgage Services, described below; (ii) for possible issuance in connection with one or more equity financings, including, but not limited to 1,300 shares of Series G Convertible Preferred Stock and the underlying common stock; and (iii) to issue shares issuable pursuant to our stock option plans and outstanding warrants.


         The board of directors believes the increase is necessary to allow us to raise necessary financing and complete the expansion of our business. As described above, the increase is a condition to the completion of several proposed transactions.

         In addition, the increase in authorized shares will facilitate the following:


         o the possible issuance of common stock or securities convertible or exercisable for common stock in connection with one or more equity or debt financings; and


         o issue common stock issuable pursuant to our stock option plans and outstanding warrants.

         ACQUISITION OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS


         As described more fully under proposal number three of this proxy statement, we signed a definitive agreement with Nova Financial Systems and Key Financial Systems to acquire all the outstanding capital stock of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, in exchange for the greater of 7,140,000 shares or 50%, of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant for the purchase of our common stock equal to 100% of any warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock. In order to raise the cash consideration of $5 million (net of $500,000 issue costs), we intend to issue up to 5,500 shares of a new series of convertible preferred stock. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock. Consummation of the Nova Financial Systems and Key Financial Systems acquisitions is subject to a number of conditions, including the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares pursuant to proposal number one. Nova Financial Systems and Key Financial Systems may waive the approval of the increase in authorized shares if our shareholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our shareholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware.

         The transaction will be accounted for as a reverse acquisition. The purchase price applied to the reverse acquisition has been based on the net book value of our underlying assets prior to the transaction plus $5,000,000 cash paid in connection with the acquisition of Nova Financial Systems and Key Financial Systems.

         Our board of directors considered the following factors both positive and negative regarding the Nova Financial Systems and Key Financial Systems acquisitions to determine whether the increase in authorized shares is necessary and in the best interest of our company and our stockholders:

         DATABASE OF CONSUMERS. We have sought to position ourselves as an Internet-based consumer financial services company. The acquisition of Nova Financial Systems and Key Financial Systems provides for a database of loyal sub-prime consumers for cross-marketing a variety of financial products and services to be offered in the future by our online mortgage operations and Equitex 2000 subsequent to the spin-off transaction.

         SIZE AND SCOPE OF TARGET MARKET. With estimates as high as 60 million consumers considered sub-prime, the size of the market to be targeted by Nova Financial Systems and Key Financial Systems is estimated as high as 25-30% of all U.S. households. In addition, the market has shown continuous growth with a higher than average profit potential when compared to the consumer credit industry as a whole.

         SUCCESSFUL OPERATING HISTORY. With over 889,000 applications processed and over 85,000 active credit card accounts, Nova Financial Systems and Key Financial Systems have demonstrated their ability to be successful despite being in business for only two and three years, respectively. Nova Financial Systems and Key Financial Systems have developed their business including significant technology infrastructure in a short period of time and on a profitable basis.

         STATE-OF-THE-ART CALL CENTER. Nova Financial Systems and Key Financial Systems have built and maintain a 17,000 square foot call center employing state-of-the-art technology which can be utilized for other financial product offerings. This center is used for both outbound marketing as well as a service center handling customer service calls and written correspondence for both telemarketing and Internet customers.

         EXPERIENCE OF PRINCIPALS. With a combined fifty years of experience in business, more than half of which is in the financial services industry, the two Nova Financial Systems and Key Financial Systems principals bring a wealth of knowledge and experience in financial services to us.

         COMPETITION. Competition in the credit card industry is intense and Nova Financial Systems and Key Financial Systems compete with many significantly larger financial institutions. However, the board of directors feels there is significant opportunity for companies such as Nova Financial Systems and Key Financial Systems given the size of the market, their past success, and the uniqueness of the product offered.

         RELIANCE ON THIRD PARTIES. Nova Financial Systems and Key Financial Systems must rely on third party partner banks in marketing their products. Nova Financial Systems and Key Financial Systems must attract additional partner banks in order to continue to be successful and to mitigate the risk associated with reliance on third party partners which Nova Financial Systems and Key Financial Systems do not control. The board of directors believes that Nova Financial Systems and Key Financial Systems can be successful in obtaining additional partner banks.

         DILUTION TO PRESENT STOCKHOLDERS. While the acquisition of Nova Financial Systems and Key Financial Systems will result in significant dilution to our present stockholders, our board of directors feels the dilution effect is outweighed by the positive effect the acquisition of a profitable growing business should provide us. In addition, the shares will be issued to a small group of stockholders many of which will have a vested interest in the operation and stockholder value of us in the future.


         Financial statements of Nova Financial Systems as of and for the years ended December 31, 2000 and December 31, 1999 and the period from inception October 10,1998 through December 31, 1998 are included as Exhibit 2 to this proxy statement.

         Financial statements of Key Financial Systems as of and for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 are included as
Exhibit 3 to this proxy statement.

                  ACQUISITION OF THE MERIDIAN RESIDENTIAL GROUP


         On September 7, 2000 we signed an agreement to acquire by merger of all of the issued and outstanding common stock of the Meridian Residential Group through our wholly-owned subsidiary, GR.com, in exchange for 425,000 shares of our Series F Convertible Preferred Stock. We completed the acquisition on September 27, 2000. The Series F Convertible Preferred Stock has a stated value of $8.00 per share and is convertible into shares of our common stock any time and from time to time at the option of the holder until March 7, 2004, at a conversion price of $7.00 per share. On March 7, 2004, all remaining outstanding Series F Preferred Stock shall be automatically converted into shares of our common stock. To the extent that the holders realize proceeds from the sale of the shares of common stock in an amount that is less than conversion price, we have agreed to issue the holders additional shares of our common stock having a market value equal to any such deficiency.


         The transaction was accounted for as a purchase, and the results of operations of Meridian Residential Group are included in Equitex 2000's unaudited proforma condensed consolidated statement of operations for the year ended December 31, 2000. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of approximately $2,648,000, which is being amortized by the use of the straight-line method over fifteen years.

         In addition, in connection with the distribution and spin-off, Equitex 2000 will agree to issue additional shares of common stock to the Meridian Residential Group stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group business for each of the five years subsequent to closing, commencing with the year ending December 31, 2000. Since there was no increase in pre-tax net earnings in 2000 as compared to 1999, there were no shares of our common stock issued or owed to Meridian Residential Group stockholders for the year ended December 31, 2000. The aggregate market value of the additional shares of Equitex 2000's common stock cannot exceed (i) $3,440,000 and (ii) without shareholder approval, 19.9% of Equitex 2000's currently outstanding common stock.

         In connection with the Meridian Residential Group acquisition, nMortgage acquired from Meridian Capital Group, LLC, the proprietary business model, website, trademarks, corporate names and all related intellectual property rights related to the Meridian Residential Group. GreatRate.com business, including the names GreatRate.com and GreatRateMortgage.com for a cash purchase price of $850,000.

         The Meridian Residential Group stockholders have the right at any time and from time to time prior to March 7, 2004, to exchange up to 50% of the shares of our common stock received upon conversion of the Series F Preferred Stock or in connection with the merger, for shares of nMortgage common stock. Each share of our common stock will be exchanged for shares of nMortgage common stock in accordance with the ratio determined by dividing (i) the greater of the then market price of our common stock or $8.00 by (i) the lesser of the market price of the nMortgage common stock or $1.00.


         Our board of directors considered the following factors both positive and negative regarding the Meridian Residential Group acquisition to determine whether the increase in authorized shares is necessary and in the best interest of our company and our stockholders:


         SUCCESSFUL OPERATING HISTORY. The Meridian Residential Group has been in business since 1996 and has been profitable for the past four years. The company funded over $500 million in mortgage loans during that period and has generated increasing gross revenues during each year since inception.

         COMPLEMENTARY LINE OF BUSINESS. The Meridian Residential Group began to transition from traditional mortgage lending to an Internet direct lending platform in 1998 and conducts its business in a very similar fashion to our Internet mortgage company nMortgage, Inc. Given the Meridian Residential Group's proven track record with traditional mortgage lending as well as its focus on Internet mortgage lending, the board of directors feels the Meridian Residential Group is a natural fit to complement our present mortgage operations.


         NO SIGNIFICANT DEBT. Our board of directors recognizes the dangers inherent in traditional mortgage lending utilizing warehouse lines of credit to initially fund and later sell mortgage loans. The Meridian Residential Group utilizes the table funding method to originate its mortgage loans which transfers the risks associated with funding the loan to the lender. The Meridian Residential Group maintains no significant debt or warehouse lines of credit. This method of funding loans made the acquisition of the Meridian Residential Group much more attractive when compared to other mortgage operations.


         SUSCEPTIBILITY TO THE ECONOMY AND ASSOCIATED INTEREST RATE FLUCTUATIONS. As with any mortgage company, the Meridian Residential Group is susceptible to fluctuations in the economy and the corresponding changes in interest rates. These are the risks associated with operating in the mortgage industry. Our board of directors is of the opinion that like nMortgage, the Meridian Residential Group operates its business in an efficient manner which mitigates certain risks associated with fluctuating economic trends.

         LIMITED MARKET. Presently, the Meridian Residential Group operates only in the states of New York, New Jersey and Connecticut. Our board of directors is confident, however, that nMortgage and the Meridian Residential Group will be able to locate and complete an agreement with a suitable financial institution partner which will enable the companies to operate in additional states.

BUSINESS OF MERIDIAN RESIDENTIAL GROUP

         Meridian Residential Group was established on February 28, 1996. In its initial phase Meridian Residential Group set out to become a mortgage banker, in order to capitalize on the experience and vast client base of its principals. Over time Meridian Residential Group became a provider of mortgage management services and E commerce infrastructure platforms to the mortgage industry. As a result, Meridian Residential Group began to seek a strategic alliance with an entity that could provide technology compatible with its net stream lined virtual back office. Details of the new business model and strategic alliance partner are detailed below.


         Since March 1, 2000, Meridian Residential Group has laid the groundwork for a new business model. It has developed a web-based strategy called GreatRate.com with the web address bearing the same name www.GreatRate.com. Through its site, Meridian Residential Group is developing web based mortgage products that will allow it to capitalize on its streamlined back office operation to expand its business nationwide. The goal of the new business plan is to create a Business-to-Business platform for Meridian Residential Group to reach out to small banks and financial institutions allowing them to utilize Meridian Residential Group's/nMortgage's technology and infrastructure. This will enable the financial institution to enter into the business of providing residential and small commercial mortgages to their clientele with almost no startup costs.

         We believe Meridian Services will take its streamlined virtual back office and join it with our mortgage technology subsidiary, nMortgage. Meridian Services should benefit from the technology already developed by nMortgage.

          ACQUISITION OF FIRST BANKERS MORTGAGE SERVICES AND RESCISSION

         On August 23, 1999, we acquired First Bankers Mortgage Services, Inc. First Bankers Mortgage Services, a Florida corporation, is a full service mortgage banking company headquartered in the Fort Lauderdale, Florida area. We acquired all of the outstanding common stock of First Bankers Mortgage Services from its sole shareholder, Vincent Muratore. The total aggregate purchase price for First Bankers Mortgage Services, was 1,000 shares of our Series E Convertible Preferred Stock, 250 shares of which were issued at closing and 750 shares of which were issuable upon satisfaction of certain performance conditions. In addition, the purchase price was subject to post-closing adjustments pursuant to the Agreement and Plan of Reorganization, dated June 22, 1999, among us, First Bankers Mortgage Services, Vincent Muratore and FBMS Acquisition Corp., as amended. Under Delaware law, we were not required to, and did not, seek shareholder approval for this transaction.

         The transaction was accounted for as a purchase. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of approximately $18,900,000, which was being amortized by use of the straight line method over ten years prior to the rescission.

         In connection with the First Bankers Mortgage Services transaction, we and our subsidiaries invested approximately $10.7 million in First Bankers Mortgage Services for working capital purposes.

         Subsequent to the acquisition of First Bankers Mortgage Services, all outstanding shares of First Bankers Mortgage Services were transferred to our new wholly owned subsidiary, nMortgage.


         On August 15, 2000, we reached an agreement in principal to rescind the acquisition of First Bankers Mortgage Services effective June 28, 2000. Under the terms of the rescission agreement, all assets and liabilities of First Bankers Mortgage Services as of June 28, 2000 were returned to the former owner of First Bankers Mortgage Services. We retained certain intellectual property rights valued at approximately $2,500,000 related to the Internet- based mortgage banking business of nMortgage. Although all of the performance conditions were not met, we intend to issue an additional 50 shares of Series E Convertible Preferred Stock as part of the agreement and rescission related to those conditions that were satisfied. This will result in an aggregate of 300 shares of Series E Preferred Stock outstanding. As a result of the rescission, we were divested of the assets, liabilities, and operations of First Bankers Mortgage Services as of June 28, 2000 and as a result, recorded a loss of $3,979,000, which represents the write off of our investment in First Bankers Mortgage Services, including remaining goodwill as of the date of the rescission, net of technological rights retained. The operating results of First Bankers Mortgage Services have been included in the consolidated statement of operations from the date of acquisition through the date of rescission.


SUMMARY OF SECURITIES AUTHORIZED AND ISSUED IN ASSOCIATION WITH THE ACQUISITIONS

                                                                            Number of Shares of
                                                                                Common Stock
                                                                               Outstanding or
      Title of      Purpose or           Amount Issued or       Amount      Underlying Preferred
    Securities     Transaction            to be Issued        Authorized    Stock or Warrant (1)
   ------------    ------------          ----------------     ----------    ---------------------

Series D 6%        Provide Cash                  1,200(2)         3,500               347,511
convertible        Proceeds for
preferred stock    Acquisition of
                   First Bankers
                   Mortgage Services

Series E           Acquisition and                 300(3)         1,093               300,000
convertible        rescission of First
preferred stock    Bankers Mortgage
                   Services

Series F           Acquisition of The          460,000(4)       460,000               525,715
convertible        Meridian
preferred stock    Residential Group

Series G           Acquisition of The            1,300(5)         1,300               376,471
convertible        Meridian
preferred stock    Residential Group
                   and GreatRate.com

New series of      Acquisition of                     (6)      5,500(6)                   (6)
preferred stock    Nova Financial
                   Systems and Key
                   Financial Systems

Common stock       Acquisition of            7,140,000(7)           (7)             7,140,000
                   Nova Financial
                   Systems and Key
                   Financial Systems

Warrant            Acquisition of            4,162,397(8)           (8)             4,162,397
                   Nova Financial
                   Systems and Key
                   Financial Systems                                               ----------
Total                                                                              12,852,094
                                                                                   ==========

(1) The number of shares of common stock is estimated for the Series D and G convertible preferred stock based upon the price of our common stock on March 30, 2001 which was $5.3125.
(2) Number of shares issued in association with the private placement to raise proceeds for the acquisition of First Bankers Mortgage Services and general working capital purposes.
(3) The number of shares currently issued and outstanding in association with the acquisition of First Bankers Mortgage Services is 250. This includes the 50 shares to be issued as part of the agreement and rescission related to performance conditions that were met.
(4) There were 425,000 shares issued for the acquisition of The Meridian Residential Group and the remaining 35,000 shares issued for other purposes.
(5) Number of shares issued in association with the private placement to raise proceeds for the acquisition of The Meridian Residential Group and the purchase of the GreatRate.com intellectual property by nMortgage and general working capital purposes.
(6) We may issue up to 5,500 shares of a new series of preferred stock in exchange for net proceeds of $5,000,000 (net of $500,000 issue costs), which is to be used to finance the cash portion of our acquisition of Nova Financial Systems and Key Financial Systems. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock.
(7) The number of shares of common stock issued will be the greater of 7,140,000 or 50% of our outstanding common stock on a post acquisition basis. This issuance of common stock is conditioned upon the approval of the increase in authorized shares from 7,500,000 to 50,000,000.
(8) In connection with the acquisition of Nova Financial Systems and Key Financial Systems, we have agreed to issue a warrant for the purchase of our common stock equal to 100% of any warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock, which at this time would be a warrant to purchase 4,162,397 shares of our common stock at an exercise price of $5.78 per share.

         The following table summarizes the comparative ownership and capital contributions of our stockholders prior to and after the issuance of common stock and warrants in acquisition of Nova Financial Systems and Key Financial
Systems:

                             ACCRETION AND DILUTION
                      (In thousands, except per share data)

                                                                                   Year Ended December 31,
                                                                         --------------------------------------------
Historical                                                                 2000        1999        1998        1997
----------                                                               --------    --------    --------    --------
Net loss                                                                   (7,367)     (7,717)     (1,981)     (3,923)
Less beneficial conversion features                                          (700)     (3,218)
Less accretion of redemption value on preferred stock                        (453)
Less deemed preferred stock dividends                                         (97)        (51)
                                                                         --------    --------    --------    --------
Net loss available to common stockholders                                $ (8,617)   $(10,986)   $ (1,981)   $ (3,923)
                                                                         ========    ========    ========    ========
Weighted average number of shares outstanding during the period             7,107       6,718       4,417       3,193
                                                                         ========    ========    ========    ========
Basic and diluted net loss per share                                     $  (1.21)   $  (1.64)   $  (0.45)   $  (1.25)
                                                                         ========    ========    ========    ========

Aggregate Accretion/Dilution Per Share
Net loss available to common stockholders (historical)                   $ (8,617)   $(10,986)   $ (1,981)   $ (3,923)
                                                                         ========    ========    ========    ========
Weighted average number of shares outstanding during the period
    (historical)                                                            7,107       6,718       4,417       3,193
Net number of shares to be issued on the assumed issuance of shares in
    Key/Nova transaction                                                    7,140       6,718       4,417       3,193
Net number of shares to be issued on the assumed exercise of stock
    options and warrants                                                    2,612       1,266         749         312
Net number of shares to be issued on the assumed exercise of stock
    options and warrants in the Key/Nova transaction                        2,612       1,266         749         312
Shares issued on the assumed conversion of convertible preferred stock      1,550       1,182       1,531       9,874
Shares issued on the assumed conversion of convertible preferred stock
    in the Key and Nova transaction                                         1,550       1,182       1,531       9,874
                                                                         --------    --------    --------    --------
Number of shares used in the computation of diluted earnings per share     22,571      18,332      13,394      26,758
                                                                         ========    ========    ========    ========
Diluted net income (loss) per share                                      $  (0.38)   $  (0.60)   $  (0.15)   $  (0.15)
                                                                         ========    ========    ========    ========

                         DESCRIPTION OF PREFERRED STOCK

         Our preferred stock is so-called "blank check" preferred since our board of directors may fix or change the terms, including: (i) the division of such shares into series; (ii) the dividend or distribution rate; (iii) the dates of payment of dividends or distributions and the date from which they are cumulative; (iv) liquidation price; (v) redemption rights and price; (vi) sinking fund requirements; (vii) conversion rights; (viii) restrictions on the issuance of additional shares of any class or series. As a result, our board of directors are entitled to authorize the creation and issuance of up to 2,000,000 shares of preferred stock in one or more series with such terms, limitations and restrictions as may be determined in our board of director's sole discretion, with no further authorization by our stockholders except as may be required by applicable laws or securities exchange listing rules.

         The holders of shares of preferred stock have only such voting rights as are granted by law and authorized by the board of directors with respect to any series thereof. Our board of directors has the right to establish the relative rights of the preferred stock in respect of dividends and other distributions and in the event of the voluntary or involuntary liquidation, dissolution or winding up of our affairs as compared with such rights applicable to the common stock and any other series of preferred stock.

         The effect of preferred stock upon the rights of holders of common stock may include: (i) the reduction of amounts otherwise available for payment of dividends on common stock to the extent that dividends are payable on any issued shares of preferred stock; (ii) restrictions on dividends on common stock if dividends on preferred stock are in arrears; (iii) dilution of the voting power of the common stock and dilution of net income and net tangible book value per share of common stock as a result of any such issuance, depending on the number of shares of common stock not being entitled to share in our assets upon liquidation until satisfaction of any liquidation preference granted to shares of preferred stock. It is not possible to state the effect that other series of preferred stock may have upon the rights of the holder of common stock until the board of directors determines the terms relating to those series of preferred stock.


         Currently, we have the following series of preferred stock outstanding and, except in connection with the acquisitions of Nova Financial Systems and Key Financial Systems, described above, the board of directors has no present commitment, arrangement or plan that would require the issuance of shares of preferred stock in connection with an equity offering, merger, acquisition or otherwise:

         o SERIES D 6% CONVERTIBLE PREFERRED STOCK, STATED VALUE, $1,000 PER SHARE. The Series D 6% Convertible Preferred Stock ranks prior to our common stock and pari passu with other series of preferred stock issued prior to the Series D 6% Convertible Preferred Stock and senior to any series of preferred stock issued after the Series D 6% Convertible Preferred Stock. The Series D 6% Convertible Preferred Stock entitles its holder to 6% annual dividends, payable quarterly. The Series D 6% Convertible Preferred Stock liquidation preference is equal to the sum of the stated value of each share plus an amount equal to 30% of the stated value plus the aggregate of all accrued and unpaid dividends on each share of Series D 6% Convertible Preferred Stock until the most recent dividend payment date or date of our liquidation, dissolution or winding up. Lastly, the Series D 6% Convertible Preferred Stock is convertible at any time, and from time to time at a conversion price per share of common stock equal to 65% of the market price of the common stock. The number of shares of common stock due upon conversion of each share of Series D 6% Convertible Preferred Stock is (i) the number of shares to be converted, multiplied by (ii) the stated value of the Series D 6% Convertible Preferred Stock and divided by (iii) the applicable conversion price. As of March 31, 2001, 1,200 shares of Series D 6% Convertible Preferred Stock were outstanding.

         o SERIES E CONVERTIBLE PREFERRED STOCK. The Series E Convertible Preferred Stock is not entitled to dividends, does not have a liquidation preference and does not have voting rights. The currently outstanding 250 shares of Series E Convertible Preferred Stock plus the 50 additional shares of Series E Convertible Preferred Stock to be issued in connection with the acquisition and rescission of First Bankers Mortgage Services, described above, each share automatically converts into 1,000 shares of our common stock, or into an aggregate of 300,000 shares of our common stock, upon (i) the approval of the increase in our authorized shares of common stock from 7,500,000 shares to 50,000,000 (ii) or our subsequent merger with or into another company or (iii) the sale of substantially all of our assets. As of March 31, 2001, 250 shares of Series E Convertible Preferred Stock were outstanding.

         o SERIES F CONVERTIBLE PREFERRED STOCK. The Series F Convertible Preferred Stock has a stated value of $8.00 per share and each share is convertible into shares of our common stock any time and from time to time at the option of the holder until March 7, 2004, at a conversion price of $7.00 per share. Based upon the above calculation, our outstanding Series F Convertible Preferred Stock may convert into approximately 525,715 shares of our common stock. On March 7, 2004, all remaining outstanding shares of Series F Convertible Preferred Stock shall be automatically converted into shares of our common stock. To the extent that the holders realize proceeds from the sale of the shares of common stock in an amount that is less than conversion price, we have agreed to issue the holders additional shares of our common stock having a market value equal to any such deficiency. As of March 31, 2001, 460,000 shares of Series F Convertible Preferred Stock were outstanding.

         o SERIES G CONVERTIBLE PREFERRED STOCK. The Series G Convertible Preferred Stock has a stated value of $1,000 per share and bears dividends at 6% per annum, payable quarterly commencing September 30, 2000, when, as and if declared by our board of directors. Dividends may be payable by us in cash or, at our option, shares of common stock. The Series G Convertible Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time and from time to time into shares of our common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the market price upon the occurrence of certain material events. All outstanding shares of Series G Convertible Preferred Stock shall be automatically converted into common stock on August 31, 2003. The Series G Convertible Preferred Stock are redeemable at our option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. We are required to redeem the Series G Convertible Preferred Stock if our stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before May 15, 2001 or a registration statement relating to the resale of certain shares of our common stock underlying the Series G Convertible Preferred Stock is not declared effective on or before 180 days of its filing. As of March 31, 2001, 1,300 shares of Series G Convertible Preferred Stock were outstanding.

                              OPTIONS AND WARRANTS


         As of March 31, 2001, the 2,612,700 shares of common stock reserved for issuance upon the exercise of outstanding warrants and options were comprised of the following:


         o 86,400 shares are reserved for issuance upon the exercise of options granted under our 1993 Stock Option Plan exercisable until July 4, 2005 at a price of $3.00 per option.

         o 1,700,000 shares are reserved for issuance upon the exercise of options granted under our 1999 Stock Option Plan. 1,000,000 shares are exercisable until January 5, 2004 at an exercise price of $6.75 per option and 700,000 shares are exercisable until April 17, 2005 at an exercise price of $5.50 per option.

         o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 20, 2002. Of this amount, 10,000 warrants are exercisable at a price of $8.895 per warrant. The remaining amount, 50,000 warrants, are exercisable at a price of $10.00 per warrant.

         o 50,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 30, 2002 at an exercise price of $9.875 per warrant.

         o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $4.00 per warrant.

         o 120,000 shares are reserved for issuance upon the exercise of warrants exercisable until August 31, 2002 at an exercise price of $5.50 per warrant.

         o 100,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $4.00 per warrant.

         o 50,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $4.00 per warrant.

         o 130,000 shares are reserved for issuance upon the exercise of warrants exercisable until September 5, 2003 at an exercise price of $4.00 per warrant.

         o 56,300 shares are reserved for issuance upon the exercise of warrants exercisable until January 8, 2004 at an exercise price of $4.00 per warrant.

         o 200,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 8, 2004 at an exercise price of $4.00 per warrant.

         In addition, pursuant to the anti-dilution provisions in the agreement for the acquisitions of Nova Financial Systems and Key Financial Systems, we must issue at the closing of these transactions a warrant which equals on a one for one basis all warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock. Presently, this would constitute a warrant allowing the holder to purchase 4,162,397 shares of our common stock at an exercise price of $5.78 per share which is the weighted average exercise price of all warrants and options currently outstanding. In this warrant, 2,612,700 is attributable to outstanding options and warrants and 1,549,697 is attributable to convertible preferred stock. The exact terms of the warrant may change based upon any changes in outstanding options or warrants to purchase our common stock which take place prior to closing.

VOTE REQUIRED

         The affirmative vote of the majority of the outstanding stock of each class entitled to vote thereon as a class, at the stockholders' meeting will be required to adopt the proposed amendment to paragraph 4 of the Certificate of Incorporation. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK.

                               PROPOSAL NUMBER TWO
       TO DISTRIBUTE ALL OF OUR ASSETS AND LIABILITIES TO EQUITEX 2000 AND
           TO DISTRIBUTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                       OF EQUITEX 2000 TO OUR STOCKHOLDERS

         Our board of directors recommends the distribution of all of our assets and liabilities to Equitex 2000 and to distribute all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock.

RISK FACTORS

         You should be aware that the distribution by us of all of our assets and liabilities to Equitex 2000 and spin- off of Equitex 2000 common stock involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

BACKGROUND AND REASONS FOR THE DISTRIBUTION AND SPIN-OFF

         Our board of directors believes that the distribution of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock will serve a number of purposes, including:

         o increasing the ability of both companies to improve the corporate fit and focus of their respective businesses;

         o facilitating acquisitions by both companies by improving the attractiveness of their respective capital stock as acquisition currency; and

         o allowing both companies to effectively motivate and enhance management performance by providing equity compensation and incentives more closely tied to the businesses in which the employees work.

                          THE DISTRIBUTION AND SPIN-OFF

         If our stockholders approve the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, we anticipate that its board of directors will authorize the various components of the distribution and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend which shall be prior to the acquisitions of Nova Financial Systems and Key Financial Systems. The distribution would involve the actions described below.

         We will contribute the following to Equitex 2000:

         o all of our cash, or such lesser amount as our board of directors may determine in its sole discretion;

         o all securities and investments owned by us in our investee companies including our interests in First Teleservices and First Telebank;

         o all shares of Meridian Services, our wholly-owned mortgage banking subsidiary;

         o any residual rights related to the First Bankers Mortgage Services acquisition and rescission;

         o all shares of nMortgage, our Internet based mortgage banking subsidiary;

         o all receivables of any nature, including accounts and notes receivable;
         o        all furniture, fixtures and equipment; and

         o any other assets that are related in any manner to our company.

         Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR. LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J. HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado).

         We will distribute, in the form of a special dividend, all of the outstanding shares of common stock of Equitex 2000, on a pro rata basis, to the holders of our common stock as of a record date for the special dividend. Each of our shareholders will retain his shares of our common stock, and for each share of our common stock held by him on the record date for the special dividend contemplated by the distribution and spin-off, will be entitled to receive one share of Equitex 2000 common stock.

         Prior to its distribution to our stockholders, the Equitex 2000 common stock will be registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and Equitex 2000 shall have filed and sought to make effective an application for the inclusion of the Equitex 2000 common stock on the Nasdaq SmallCap Market. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets."

         Following the distribution and spin-off, we are expected to close on the acquisitions of Nova Financial Systems and Key Financial Systems as discussed under proposal number three below.

FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE DISTRIBUTION AND SPIN-OFF

         While the spin-off of Equitex 2000 common stock will be a taxable distribution to our stockholders, because we have no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of our common stock owned by the stockholder. If the distribution is greater than the adjusted basis of the stock, the excess is treated as gain from the sale or exchange of property.

NO RIGHT OF APPRAISAL

         Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution and spin-off.

CONDITIONS TO THE DISTRIBUTION AND SPIN-OFF

         The distribution and spin-off of Equitex 2000 common stock are conditioned upon, among other things:

         (i) approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

         (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

         Our board of directors has retained discretion, even if all conditions to the distribution and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution and/or spin-off of Equitex 2000 common stock.

           EQUITEX 2000'S BUSINESS AFTER THE DISTRIBUTION AND SPIN-OFF

         After the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, Equitex 2000 will own and operate all of our assets distributed to it.

PRINCIPAL OFFICE OF EQUITEX 2000

         Equitex 2000, Inc.
         2401 PGA Boulevard, Suite 190
         Palm Beach Gardens, Florida 33410

DESCRIPTION OF EQUITEX 2000 CAPITAL STOCK

         Equitex 2000 has the authority to issue 52,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $.01 par value and 2,000,000 shares of preferred stock, $.01 par value.

EQUITEX 2000 DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

         The directors, executive officers, and control persons of Equitex 2000 are as follows:

                                                              LENGTH OF
NAME                    AGE     OFFICES HELD                  SERVICE
----                    ---     ------------                  -------
Henry Fong              64      President, Treasurer and      Since inception
                                Director
Thomas B. Olson         34      Secretary                     Since inception
Aaron A. Grunfeld       53      Director                      Since inception
Russell L. Casement     56      Director                      Since inception


         HENRY FONG. Mr. Fong has been the President, Treasurer and a director of Equitex 2000 since its inception. Mr. Fong is currently the president, treasurer and director of us. Since 1999 Mr. Fong has been a director of iGenisys, Inc., a business project management software company which is presently working to complete its initial public offering. Since December 2000 Mr. Fong has been a director of Popmail.com, Inc., a publicly traded Internet marketing company. From 1987 to June 1997, Mr. Fong was chairman of the board and chief executive officer of RDM Sports Group, Inc. (f/k/a Roadmaster Industries, Inc.) a publicly held investee of us and was its president and treasurer from 1987 to 1996. Subsequent to Mr. Fong's departure from RDM, it filed Chapter 11 bankruptcy petitions for RDM and all of its subsidiaries with the U.S. Bankruptcy Court for the Northern District of Georgia on August 29, 1997. From July 1996 to October 1997, Mr. Fong was a director of IntraNet Solutions, Inc., a publicly-held investee company which provides internet/intranet solutions to Fortune 1000 companies and was the chairman of the board and treasurer of its predecessor company, MacGregor Sports and Fitness, Inc. from February 1991 until the two companies merged in July 1996. From January 1993 to January 20, 1999, Mr. Fong was chairman of the board and Chief Executive Officer of California Pro Sports, Inc., a publicly traded manufacturer and distributor of in-line skates, hockey equipment and related accessories. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."


         THOMAS B. OLSON. Mr. Olson has been Secretary of Equitex 2000 since its inception. Mr. Olson is currently our Secretary. From February 1990 to February

2000, Mr. Olson was a director, and from May 1994 to February 2000 secretary, of Immune Response, Inc. a publicly held investee of the Registrant which was recently merged with an unaffiliated third party company. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

         AARON A. GRUNFELD. Mr. Grunfeld has been a director of Equitex 2000 since its inception. Mr. Grunfeld is currently a director of us. Mr. Grunfeld has been engaged in the practice of law for the past 28 years and has been of counsel to the firm of Resch Polster Alpert & Berger, LLP, Los Angeles, California since November 1995. From April 1990 to November 1995, Mr. Grunfeld was a member of the firm of Spensley Horn Jubas & Lubitz, Los Angeles, California. Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971. He is a member of the California Bar Association.

         RUSSELL L. CASEMENT. Dr. Casement has been a director of Equitex 2000 since its inception. Mr. Casement is currently a director of us. Since 1969, Dr. Casement has been the president of his own private dental practice, Russell Casement, D.D.S., P.C., in Denver, Colorado. Dr. Casement earned a Doctor of Dental Science degree from Northwestern University in 1967. Dr. Casement is a member of the American Dental Association, the Colorado Dental Association and the Metro Denver Dental Association.

VOTE REQUIRED


         The affirmative vote of the majority of the outstanding stock of each class entitled to vote thereon as a class, at the stockholders' meeting will be required to approve the proposal to distribute all of our assets and liabilities to Equitex 2000 and to distribute all of the outstanding shares of common stock of Equitex 2000 to our stockholders. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO DISTRIBUTE ALL OF OUR ASSETS AND LIABILITIES TO EQUITEX 2000 AND TO DISTRIBUTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF EQUITEX 2000 TO OUR STOCKHOLDERS.

                              PROPOSAL NUMBER THREE
                    TO ACQUIRE ALL OF THE OUTSTANDING CAPITAL
                         STOCK OF NOVA FINANCIAL SYSTEMS
                          AND KEY FINANCIAL SYSTEMS IN
                  EXCHANGE FOR THE GREATER OF 7,140,000 SHARES,
                   OR 50%, OF OUR OUTSTANDING COMMON STOCK ON
           A POST ACQUISITION BASIS, CASH CONSIDERATION OF $5 MILLION
                                 AND A WARRANT.
        THIS PROPOSAL IS SUBJECT TO THE APPROVAL OF PROPOSAL NUMBER ONE.

         Our board of directors recommends the approval of the acquisition of Nova Financial Systems and Key Financial Systems.


         On June 29, 2000 we signed a definitive agreement with Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, to acquire all the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant. In order to raise the cash consideration of $5 million (net of $500,000 issue costs), we intend to issue up to 5,500 shares of a new series of convertible preferred stock. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock. The warrant to be issued shall be equal to 100% of any warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock. We estimate that 4,162,397 shares of common stock will underlie the warrant to be issued in the Nova Financial Systems and Key Financial Systems acquisition. While these transactions are structured as reverse subsidiary mergers of our acquisition subsidiaries which do not require the approval of our stockholders, because more than 20% of our outstanding common stock will be issued in the transaction, the rules of the Nasdaq SmallCap Market require approval by our stockholders. We would operate Nova Financial Systems and Key Financial Systems as subsidiaries. Nova Financial Systems and Key Financial Systems are both financial companies which specialize in selling credit card programs designed for high credit risk clients. Consummation of the Nova Financial Systems and Key Financial Systems mergers is subject to a number of conditions, including: (i) the distribution of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock; (ii) the approval of the Nova Financial Systems and Key Financial Systems mergers by our stockholders; and (iii) the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares pursuant to proposal number one. Nova Financial Systems and Key Financial Systems may waive the approval of the increase in authorized shares if our shareholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our shareholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware.


          BUSINESS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS

         Key Financial Systems was established in Clearwater, Florida in June 1997 to design, market and service credit card products aimed at the sub-prime credit market. In late 1998, a sister company, Nova Financial Systems, was formed to provide the same services as Key Financial Systems for Key Financial Systems' second bank client. Key Financial Systems marketed the Pay As You Go credit card program for Key Bank & Trust until April of 1999 and is actively marketing the Pay As You Go credit card program with Net 1st National Bank. Nova Financial Systems marketed the Pay As You Go program for Merrick Bank until September of 1999. Under its contracts with Key Bank & Trust and Net 1st National Bank, Key Financial Systems has 100 percent loan participation interest in the Pay As You Go portfolios. The net loan balances on each portfolio is recorded by Key Financial Systems and all credit card income associated with each portfolio flows to Key Financial Systems under the agreement. Key Financial Systems is responsible for all losses and servicing costs including processing costs incurred on the portfolio with third party service providers and the bank client. Nova Financial Systems has the same type of relationship with Merrick Bank. As of December 31, 2000, Nova Financial Systems and Key Financial Systems have processed over 897,000 credit card applications and currently have 81,799 active credit card accounts.

         Together, Nova Financial Systems and Key Financial Systems are a full service organization, operating from 17,000 square feet with 102 employees. They provide credit card portfolio management services including:

         APPLICATION PROCESSING. Nova Financial Systems and Key Financial Systems provide automated application processing services with a proprietary software system including application entry by data file or paper, underwriting and data edits, processing fee payment processing by ACH or check, and return item processing. Nova Financial Systems and Key Financial Systems generate files for uploading new credit card account records to Equifax and FDR.

         CUSTOMER SERVICE. Nova Financial Systems and Key Financial Systems handle inbound customer service calls and written correspondence from customers concerning their application or credit card account. They have access to Equifax and FDR for card servicing and use their in-house application processing system for access to application information. They also provide customers the ability to make payments over the telephone.

         MEDIATION. Nova Financial Systems and Key Financial Systems have designated specialists to provide mediation between their bank clients and their customers. They have established formal procedures for managing customer complaints and have a formal reporting process to their client banks.

         COLLECTIONS. Nova Financial Systems and Key Financial Systems provide collection services for their portfolios. They use proprietary dialing software and collections management techniques to effectively collect sub- prime credit card accounts.

         RISK MANAGEMENT. Nova Financial Systems and Key Financial Systems monitor suspect authorization activity and unusually large or suspicious payment activity. They provide all account control functions to minimize loss exposure from payment and sales activity.

         ACCOUNTING. Nova Financial Systems and Key Financial Systems process exception payments and all payment returns. They control and process fee adjustments pursuant to the client bank's policy. They perform the daily settlement accounting for the credit card portfolio. They have developed a proprietary commission accounting system to track compensation due their marketing vendors.

         MANAGEMENT INFORMATION SYSTEMS. Nova Financial Systems and Key Financial Systems use cutting-edge technologies in hardware and software and have their own internal software development capabilities. Their technology resources include:

         o        Proprietary application processing system;
         o Proprietary ACD (Automated Call Distribution) telephone system;
         o        Proprietary dialing systems using Dialogic hardware;
         o        Customized reporting from any application system;
         o        FoxPro, Sequel Server and Microsoft Access Databases; and
         o        NT Network with interfaces to FDR and Equifax.

         Support equipment includes:

         o        8 servers;
         o        250 personal computers; and
         o        DS3 (576 incoming and outbound telephone lines).

         PRODUCT. Key Financial Systems currently offers an innovative product to customers with poor or little credit histories. There are no credit checks or credit turndowns. Key Financial Systems designed a "Pay-As-You-Go" credit card that is issued with a $500 credit limit, with zero availability at issuance. The customers must make payments to have available credit on their account. This is accomplished by charging the customer's account at issuance, with a fully refundable "Reservation Fee" of $500. The fee is refunded as a credit to the customer's account at closure, either at the customer's request or if the account is charged-off. There is an $8 monthly membership fee and the balance is not subject to any interest charge. The account requires a minimum payment of 3%, or $15 for each billing statement.


         NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS TARGET MARKET. The opinions on the size of the sub- prime market vary depending on the particular label described, however, a 1996 survey from Faulkner and Gray, a respected research firm, estimated the size of this market in the U.S. at 30 million and growing. More recent surveys by MasterCard International indicate the number to be at least twice as large. There are two basic segments in this market:


         1. EMERGING/THIN FILES - includes ethnic/immigrants groups, youth, elderly on fixed income, divorced, widows/widowers; and

         2. RECOVERING/CREDIT IMPAIRED - includes credit abusers with a history of credit problems including bankruptcies and those who have experienced a catastrophic one-time life event that destroyed their credit, such as death, illness or divorce.

         According to MasterCard International, this large underdeveloped segment includes 25-30% of U.S. households. This market has continuous segment growth and a 50% higher profit potential than the industry average (i.e. interest rates, processing fees, annual/membership fees, ancillary fees, etc.).

         COMPETITION. Today, sub-prime credit cards continue to be marketed successfully to consumers throughout the U.S. with poor or limited credit histories. Generally, four types of credit cards are offered to sub-prime consumers in the marketplace:

         1.       Fully secured;
         2.       Partially secured;
         3.       High fee unsecured; and
         4.       Low limit unsecured.

         The fully secured credit card is collateralized by a savings account equal to the credit limit. This type of credit card is difficult to sell and therefore not marketed as aggressively today. The fully secured card has low risk but has a high acquisition cost since a deposit has to be collected up front, which creates a challenging marketing hurdle. Most of the major issuers of traditional unsecured cards offer fully secured credit cards through their branch systems and as an alternative to the unsuccessful applicants for a regular card.

         The partially secured credit card requires a collateral savings account but is issued with some unsecured credit - usually $50 - $300. The major issuers of these types of cards are Capital One, Providian, First National Bank of Marin, First Consumers National Bank, Sterling Bank, and most others in the sub-prime segment. The product is offered through all major distribution channels, including direct mail, telemarketing, television and the Internet. While the credit exposure per account is limited, issuers use credit based underwriting and decline applicants for card issuance.

         The high fee unsecured credit card generally has less credit exposure than partially secured credit cards. A high non-refundable fee is charged on the card in order to limit the amount of available credit. Most of these card programs do not collect an up front processing fee. The high fee card programs are usually offered by banks that specialize in arranging relationships with marketing companies that sell the product and purchase the receivable from the issuing banks.

         Many issuers, based on credit scoring models that have been developed in recent years, are now offering a low limit unsecured product. They are targeting the "improving" segment of the sub-prime customer base. Most have annual fees and many charge an application processing fee. Providian, Capital One, First Consumers National Bank, First Premier Bank, NA and many others are aggressively marketing this product. These programs have a significant number of declined applications as a large segment of the sub-prime market will not qualify.

         The Pay As You Go credit card was designed with the purpose of having a low risk profile for Nova Financial Systems and Key Financial Systems while being more competitive than most other sub-prime credit cards in the market. All the other programs charge a high interest rate with an annual fee. In most cases, Key Financial Systems' membership fee is less costly than the interest and annual fee charged on other programs. Nova Financial Systems and Key Financial Systems have no credit turn downs, which significantly improves response rates and the financial effectiveness of their marketing efforts. There will always be a significant number of consumers that will not qualify for the other sub-prime products or do not want to invest in a collateral savings account.

         The Pay As You Go credit card has been marketed by First National Bank of Brookings, S.D. and is currently being marketed by Affinity Marketing and Sales, Inc. for the Bank of Hoven, S.D. under a licensing arrangement with Key Financial Systems. Key Financial Systems shall receive a monthly fee equal to $.50 per active account on file for all Pay As You Go credit cards issued by the Bank of Hoven from the marketing efforts of Affinity Marketing.

         MARKETING. Nova Financial Systems and Key Financial Systems have developed strategic relationships with companies that have significant marketing abilities in the major distribution channels, including inbound/outbound telesales, direct mail, television, and the Internet. Nova Financial Systems and Key Financial Systems manage and control all marketing programs related to the products offered by them. In addition, Nova Financial Systems and Key Financial Systems have access to proprietary methods of managing lists to identify the best potential customers from lists available in the market.

         Currently Nova Financial Systems and Key Financial Systems' most active distribution channel is the Internet. Key Financial Systems markets through alliances with a number of popular Internet web sites including: Creditland.com, uproar.com, Mail.com, Spinway.com, GetSmart.com, NetCreations.com, Lendingtree.com, winvite.com and USA.net. Internet customers are directed to the Net 1st site by a combination of banner links displayed on thousands of web sites, including those listed above, and approved e-mail programs. The Pay As You Go card was recently ranked as the number five most popular credit card site on the Internet by top9.com which reported over four million unique visitors during the month of November 2000.

         On November 15, 2000, Key Financial Systems temporarily suspended marketing, including the Internet site, for Net 1st National Bank. This suspension was at the request of the Bank to conform to the requirements of a Consent Order between Net 1st National Bank and Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems' credit card marketing and the Pay As You Go program conforms to all applicable federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems to resume marketing the Pay As You Go credit card on its behalf.

         DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS. The directors, executive officers, and control persons of Nova Financial Systems and Key Financial Systems are as follows:

                                                  LENGTH OF
NAME             AGE  OFFICES HELD                SERVICE
----             ---  ------------                -------

Charles R. Darst 53   Director, Secretary         Since inception as a director,
                                                  since September 2000 as
                                                  secretary
Scott A. Lucas   49   President, Chief Financial  Since inception as a director,
                      Officer and Director        since 1998 as president

         CHARLES R. DARST. Mr. Darst has been a board director and Director of Marketing of the Key Financial Systems, Inc. and Nova Financial Systems, Inc. from their inception. He has been an owner, partner, and operating manager of several businesses over 25 years, including: Quintel Cellular, LC (a joint venture with a public company to market prepaid cellular); Big Dog Management (list brokerage); Account Services, Inc. (electronic funds transfer ACH and
SEAs); Direct Sources, Inc. (membership buying clubs); US Power Corp. (solar energy); and Airport Flea Market. Mr. Darst serves as Chairman of the Ethics Committee on National Automated Payment Associated Board of Directors.

         SCOTT A. LUCAS. Mr. Lucas has been a director of Key Financial Systems, Inc. and Nova Financial Systems, Inc. since their inception. Since September of 1998 he has served as President of Key Financial Systems, Inc. He has served in the same capacities for Nova Financial Systems, Inc. since its inception. From 1993 through 1997 Mr. Lucas held various executive management positions with First National Bank of Marin and its affiliates. In all, Mr. Lucas has more than 26 years experience in the financial services industry, where he has held positions as President, COO, CFO, Vice President and other management positions in banking and insurance. Mr. Lucas received a B.S. in Business Administration from the University of California, Berkeley in 1973.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND AFFILIATES OF NOVA FINANCIAL SYSTEMS, INC.


         Set forth below is certain formation as of December 31, 2000, with respect to ownership of Nova Financial Systems' common stock held of record or beneficially by (i) Nova Financial Systems' executive officers, (ii) each director of Nova Financial Systems, (iii) any affiliates; and (iv) all directors and executive officers as a group:


NAME AND ADDRESS OF              NUMBER OF SHARES OF     PERCENTAGE OWNED
BENEFICIAL OWNER                 COMMON STOCK OWNED      OF COMMON STOCK

Charles R. Darst                 194                     19.4%
734 Weedon Drive NE
St. Petersburg, FL 33702

Scott A. Lucas                   120                     12.0%
3406 Primrose Way
Palm Harbor, FL 34683

All officers an directors        314                     31.4%
as a group (two persons)

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND AFFILIATES OF KEY FINANCIAL
SYSTEMS

         Set forth below is certain formation as of December 31, 2000, with respect to ownership of Key Financial Systems' common stock held of record or beneficially by (i) Key Financial Systems' executive officers, (ii) each director of Key Financial Systems, (iii) any affiliates; and (iv) all directors and executive officers as a group:


NAME AND ADDRESS OF              NUMBER OF SHARES OF     PERCENTAGE OWNED
BENEFICIAL OWNER                 COMMON STOCK OWNED      OF COMMON STOCK

Charles R. Darst                 388                     19.4%
734 Weedon Drive NE
St. Petersburg, FL 33702

Scott A. Lucas                   240                     12.0%
3406 Primrose Way
Palm Harbor, FL 34683

All officers an directors        628                     31.4%
as a group (two persons)

PRINCIPAL OFFICE OF NOVA FINANCIAL SYSTEMS

Nova Financial Systems, Inc.
5770 Roosevelt Blvd., Suite 410
Clearwater, Florida 33760-3431
(727) 524-8410

PRINCIPAL OFFICE OF KEY FINANCIAL SYSTEMS

Key Financial Systems, Inc.
5770 Roosevelt Blvd., Suite 410
Clearwater, Florida 33760-3431
(727) 524-8410

SELECTED FINANCIAL DATA


         The selected combined financial data set forth below as of and for the periods ended December 31, 2000, 1999, 1998 and 1997 have been derived from the financial statements of Nova Financial Systems and Key Financial Systems which have been audited by McGladrey & Pullen, LLP.

                         Combined Balance Sheet Data (1)
                                 (In thousands)

                                                  As of December 31,
                                        -------------------------------------
                                         2000      1999      1998       1997
                                        ------    ------    ------     ------
                                                             (2)        (2)
Assets:
Cash and cash equivalents               $    74   $    58   $   337       --
Receivables                               6,184     6,594     1,806       --
Property, plant and equipment (net)         267       304       213    $    34
Other                                       638       624        40          5
Total assets                              7,163     7,580     2,396         39

Liabilities:
Accounts payable and accrued expenses     1,876     1,690     1,047          2
Due to cardholders                        4,389     4,324     1,409       --
Total liabilities                         6,265     6,014     2,456          2

Stockholders' equity (deficit)              898     1,566       (60)        37
-------
(1) The combined balance sheet data and statement of operations data represents financial information from Nova Financial Systems and Key Financial Systems on a combined basis. Intercompany balances have been eliminated in combination.

(2) Key Financial Systems' date of inception was June 12, 1997 and Nova Financial Systems' date of inception was October 10, 1998.

                    COMBINED STATEMENT OF OPERATIONS DATA (1)
                                 (in thousands)

                                              Years Ended December 31,
                                        ------------------------------------
                                         2000      1999      1998      1997
                                        ------    ------    ------    ------
                                                             (2)        (2)
Revenues                               $14,513   $22,218   $ 5,205   $  --
Expenses                                10,899    15,440     4,494        12
Provision for losses                        57     1,188       260      --
                                       -------   -------   -------   -------
Net income (loss)                      $ 3,557   $ 5,590   $   451   $   (12)
                                       =======   =======   =======   =======
-------

(1) The combined balance sheet data and statement of operations data represents financial information from Nova Financial Systems and Key Financial Systems on a combined basis. Intercompany balances have been eliminated in combination.

(2) Key Financial Systems' date of inception was June 12, 1997 and Nova Financial Systems' date of inception was October 10, 1998.

    NOVA FINANCIAL SYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         This section containing Nova Financial Systems Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements of Nova Financial Systems as of and for the periods ended December 31, 2000, December 31, 1999 and December 31, 1998 attached as Exhibit 2 to this proxy statement.

INTRODUCTION

         Nova Financial Systems designs and markets credit card products aimed at the sub-prime market. Nova Financial Systems marketed a Pay As You Go credit card program for Merrick Bank until September of 1999. The credit cards were marketed under an agreement that provides Nova Financial Systems with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the client bank. Nova Financial Systems ceased marketing new credit cards in August of 1999. The current revenues of Nova Financial Systems are the result of the participation interest in the credit card portfolio. Most of Nova Financial Systems' expenses are variable, related to the number of active credit card accounts in the portfolio.

RESULTS OF OPERATIONS

2000 vs. 1999
-------------
Credit Card Income

         Credit card servicing fees, Nova Financial Systems' principal source of earnings, are credit card fees accessed on credit card accounts owned by Nova Financial Systems' client bank. These include monthly membership fees, late charges, overlimit fees, and return check fees. The fees are paid to Nova Financial Systems under a 100% loan participation agreement with the client bank. Credit card servicing fees decreased 40.6% to $4,332,258 from 1999 as a result of the decrease in active credit card accounts. The average number of active accounts during the year 2000 was 44,636 versus 76,623 in 1999, a 41.7% decrease.

PROVISION FOR LOSSES

         The provision for losses is the charge to operating earnings that management feels is necessary to maintain the reserve for possible losses at an adequate level. The provision is determined based on growth of the portfolio, the net amount of losses incurred, and management's estimation of potential future losses based on an evaluation of the portfolio risks and economic conditions. The provision for the year 2000 was a net credit of $83,262 versus a charge of $676,343 for 1999. The actual principal loss experienced for 2000 has been significantly less that the projected loss exposure recorded at December 31, 1999. Some of the reduction in principal losses in 2000 was offset by an increase in the fee reversals per account at charge-off. The reserve balance at December 31, 2000 is 73.5% lower than the balance at December 31, 1999 due to the reduction in credit card receivables. At December 31, 2000 and 1999, Nova Financial Systems' allowance for losses was $124,358 or 30.5% of credit card receivables, net of unearned income, compared to $469,032 or 43.1% of credit card receivables, net of unearned income. Management believes that the reserve for possible losses was adequate to provide for potential losses at December 31, 2000 and 1999.

OTHER INCOME

         There were no new application fees in 2000. Nova Financial Systems established 154,862 new credit card accounts in the year 1999.

OPERATING EXPENSES

         Operating expenses for the year 2000 decreased to $3,978,329, a 52.3% decrease from the year 1999. The decrease is due to lower third party servicing fees and a decrease in collection fees paid to Nova Financial Systems' affiliate. The decrease in operating expenses is directly related to the decrease in active credit cards. In 1999, Nova Financial Systems incurred new account processing costs that did not occur in 2000.

LIQUIDITY FOR 2000 VS. 1999

         Cash flow provided by operations decreased to $221,924 from 1999 to 2000. Nova Financial Systems is debt free and funds operating expenses and capital expenditures from current operating cash flow. Funds due under the loan participation agreements are received on a monthly basis shortly after each month end. Funds in excess of projected required cash flows for operating expenses and capital expenditures for the period to the next receipt of the monthly income distribution from the client banks are distributed to shareholders.

INFLATION

         The amounts presented in the financial statements do not provide for the effect of inflation on Nova Financial Systems' operations or its financial position. Nova Financial Systems' assets and liabilities are primarily monetary in nature. However, the majority of the assets and liabilities are interest free and not subject to any effect from increases or decreases in market interest rates due to external economic factors.

1999 vs. 1998
-------------
CREDIT CARD INCOME

         Credit card servicing fees increased to $7,278,767 over $1,102 for 1998 as a result of an increase in active credit card accounts. The average number of active accounts was 76,623 in 1999 versus 20 for 1998.

PROVISION FOR LOSSES

         The provision in 1999 increased to $676,343 versus $192 for 1998. This increase was due to the higher number of active accounts in 1999 versus 1998. At December 31, 1999 and 1998, Nova Financial Systems' allowance for losses was $469,032 or 43.10% of credit card receivables, net of unearned income, compared to $192 or 17.60% of credit card receivables, net of unearned income. Management believes that the reserve for possible losses was adequate to provide for potential losses at December 31, 1999 and 1998.

OTHER INCOME

         Other income increased to $1,942,520 over the $2,751 in 1998 due to the increase in application fees received on new credit card accounts in 1999.

OPERATING EXPENSES

         During 1999, operating expenses increased from $7,377 to $8,349,475. The increase is due to the costs associated with the new credit card volume experienced in 1999. This included $2,112,092 in payments to Nova Financial Systems' affiliate for application processing services, payments to third party vendors of $5,934,125 for data processing and other portfolio services, and other operating expenses of $303,258.

     KEY FINANCIAL SYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         This section containing Key Financial Systems Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements of Key Financial Systems as of and for the periods ended December 31, 2000, December 31, 1999 and December 31, 1998 attached as Exhibit 3 to this proxy statement.

INTRODUCTION

         Key Financial Systems designs and markets credit card products aimed at the sub-prime market. Key Financial Systems marketed a Pay As You Go credit card program for Key Bank & Trust until April of 1999 and has an active contract with Net 1st National Bank. The credit cards are marketed under agreements that provide Key Financial Systems with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the client banks. Key Financial Systems provides collection, customer service and other portfolio management services for the credit cards issued.

RESULTS OF OPERATIONS

2000 vs. 1999
-------------
CREDIT CARD INCOME

         Credit card servicing fees, Key Financial Systems' principal source of earnings, are credit card fees accessed on credit card accounts owned by Key Financial Systems' client bank. These include monthly membership fees, late charges, overlimit fees, and return check fees. The fees are paid to Key Financial Systems under a 100% loan participation agreement with the client bank. Credit card servicing fees decreased 59% to $6,892,015 from 1999 as a result of the decrease in active credit card accounts, which was due to Key Financial Systems ceasing new credit card marketing from April 1999 to January of 2000. Key Financial Systems agreed to cease marketing of new accounts in April of 1999 at the request of our initial client bank. The new card volume was transferred to the client bank of Key Financial Systems' affiliate company, Nova Financial Systems. The average number of active accounts during the year 2000 was 54,511 versus 102,076 in 1999, a 47% decrease. The new account volume in 2000 was 60,621 compared to 113,605 for 1999, a 47% decrease.

         In June 2000, Key Financial Systems implemented a new account activation procedure that will greatly reduce the number of credit cards issued to individuals that historically never activate their accounts. This will result in much lower closure, delinquency and charge-off rates on new accounts issued. The data available since the new procedure was implemented supports the expected result. Of the 1,655 accounts booked in June under the new procedure, 61% are still active at the end of January 2001, as compared to 35.8% of the May 2000 sales that were still active at the end of December 2000.

         An additional benefit of the new procedure is significantly reduced new account and portfolio servicing costs. The historically high level of "non-activated" accounts results in significant expenditures for new account setup, data processing, customer service and collections associated with accounts that Key Financial Systems received no credit card revenue.

         In March of 2001, Key Financial Systems performed a detailed analysis comparing the number of active accounts on file for three months and longer between the two different card issuance methodologies. Key Financial Systems found a significantly smaller percentage of active accounts on file in relationship to applications for the new method versus the original card issuance policy. While Key Financial Systems believes the expected reduction in operating expenses on new card issuance has been experienced with the activation procedures, the loss of revenue for those accounts that would have been cardholders under the old procedure is much greater than the cost savings. Therefore, effective April 2001, new applicants that have paid the processing fee are issued credit cards without the need to return a signed activation certificate. We expect a significant increase in active accounts on file in 2001 versus 2000.

         On November 15, 2000 Key Financial Systems temporarily suspended marketing for Net 1st National Bank. This suspension was at the request of Net 1st National Bank to conform to the requirements of a Consent Order between Net 1st National Bank and the Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems' credit card marketing and the Pay As You Go program conform to all applicable federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems to resume marketing the Pay As You Go credit card program.

PROVISION FOR LOSSES

         The provision for losses is the charge to operating earnings that management feels is necessary to maintain the reserve for possible losses at an adequate level. The provision is determined based on growth of the portfolio, the net amount of losses incurred, and management's estimation of potential future losses based on an evaluation of the portfolio risks and economic conditions. The provision for the year 2000 decreased 72.7% compared to the year 1999. This decrease was due to a significant reduction in actual losses in 2000. The reserve balance at December 31, 2000 is 114.5% higher than the balance at December 31, 1999 due to the higher required reserves on the new business booked in 2000 on Net 1st National Bank. At December 31, 2000 and 1999, Key Financial Systems' allowance for losses was $129,728 or 17.3% of credit card receivables, net of unearned income, compared to $60,466 or 10.4% of credit card receivables, net of unearned income. Management believes that the reserve for possible losses was adequate to provide for potential losses at December 31, 2000 and 1999.

OTHER INCOME

         Other income for the year 2000 decreased 25.6% to $3,590,476 compared to the year 1999 primarily due to lower servicing fee charges paid by an affiliate of Key Financial Systems for credit card processing services provided. Application processing fee income increased 192.6% to $2,735,438. This increase was due to higher new application volume for 2000 versus 1999.

OPERATING EXPENSES

         Operating expenses for the year 2000 decreased $3,212,441 to $7,593,725. The decrease is due to a 32.8% reduction in personnel related costs to $2,686,033 and a 39.6% reduction in payments to third party service providers to $3,007,077. The decrease in personnel related expenses is due to the lower staff levels for servicing support for Key Financial Systems, Inc.'s credit card portfolio and the other portfolio that is serviced on behalf of our affiliate. The decrease in third party servicing fees is related to the reduction in active credit card accounts. The increase in occupancy and equipment is due to additional space acquired in June 1999 that is reflected the 2000 expenses. The increase in other operating expenses is due to the increase in other credit card expenses related to the Net 1st National Bank portfolio.

LIQUIDITY FOR 2000 VS. 1999

         Cash flow provided by operations from 1999 to 2000 increased 7.6% to $3,898,595 from $3,507,625. Key Financial Systems is debt free and funds operating expenses and capital expenditures from current operating cash flow. Funds due under the loan participation agreements are received on a monthly basis shortly after each month end. Funds in excess of projected required cash flows for operating expenses and capital expenditures for the period to the next receipt of the monthly income distribution from the client banks are distributed to shareholders.

INFLATION

         The amounts presented in the financial statements do not provide for the effect of inflation on Key Financial Systems' operations or its financial position. Key Financial Systems' assets and liabilities are primarily monetary in nature. However, the majority of the assets and liabilities are interest free and not subject to any effect from increases or decreases in market interest rates due to external economic factors.

1999 vs. 1998
-------------
CREDIT CARD INCOME

         Credit card servicing fees increased 229% to $11,628,340 over 1998 as a result of an increase in active credit card accounts. The average number of active accounts was 102,076 in 1999 versus 42,741 in 1998, a 139% increase. This increase in average active accounts was due to the majority of the new account volume in 1998 occurring in the second half of the year, 83% of the total annual volume of 142,116, and the 105,806 new accounts booked in the first four months of 1999.

PROVISION FOR LOSSES

         The provision in 1999 increased 97% over 1998. This increase was due to the higher number of active accounts in 1999 versus 1998. The reserve balance at December 31, 1999 is 72% lower than December 31, 1998 due to the reduction in credit card receivables of $30,047,059 or 57%, versus December 31, 1998. At December 31, 1999 and 1998, Key Financial Systems' allowance for losses was $60,466 or 10.42% of credit card receivables, net of unearned income, compared to $217,872 or 16.27% of credit card receivables, net of unearned income. Management believes that the reserve for possible losses was adequate to provide for potential losses at December 31, 1999 and 1998.

OTHER INCOME

         Other income for the year 1999 increased 198% to $4,827,558 over 1998 primarily due to servicing fee charges paid by an affiliate of Key Financial Systems for credit card processing services provided during 1999 that did not occur in 1998. The other significant component of other income is applications fees, which declined 42% between 1999 and 1998. This decline was due to the cessation of new card marketing during 1999. Key Financial Systems began marketing with a new client bank in January of 2000.

OPERATING EXPENSES

         During 1999 operating expenses increased $6,319,547 to $10,806,166. The increase is due to significant increases in personnel related costs of $3,447,910, payments to third party service providers of $1,942,711, occupancy and equipment of $290,514, and other operating expenses of $638,412. The increase in personnel related expenses is due to the increase in staff levels for servicing support for Key Financial Systems' credit card portfolio and the other portfolio that is serviced on behalf of our affiliate. The payment to third party vendors is for data processing and other portfolio services provided on Key Financial Systems' behalf. The increase in these costs is related to the growth in active credit card accounts. The increase in occupancy and equipment is directly related to the increase in staff. The increase in other operating expenses is due to the increase in the serviced portfolios, with the largest increase in telecommunications expense. These increases in operating expenses are partially offset by the increase in other income representing the portfolio servicing fee charges to our affiliate.

            EQUITEX AND EQUITEX 2000 PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial information sets forth summary condensed consolidated historical and pro forma financial data of Equitex and Equitex 2000. The summary historical data has been derived from and should be read in conjunction with the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference, as well as the historical financial statements of Nova Financial Services and Key Financial Services attached to this proxy statement as exhibits 2 and 3, respectively. You should read the following table in conjunction with the other financial information included and incorporated into this proxy statement.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

         On June 29, 2000, we signed a definitive agreement with Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, to acquire all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of 7,140,000 shares of Equitex common stock or 50% of Equitex's post-acquisition common stock outstanding and $5 million cash. Nova Financial Systems and Key Financial Systems are both financial services companies, which specialize in selling credit card programs designed for high credit risk clients. Prior to Equitex's acquisition of Nova Financial Systems and Key Financial Systems, Equitex has completed, or intends to complete, the following transactions:

1. Under an agreement signed September 7, 2000, Equitex, through a newly-formed subsidiary, GR.com, acquired all of the issued and outstanding common stock of the Meridian Residential Group in exchange for 425,000 shares of Series F Convertible Preferred Stock valued at approximately $2,762,000. Equitex also issued 35,000 shares of Series F Convertible Preferred Stock valued at $228,000 as additional consideration for costs of the acquisition. The acquisition was completed on September 27, 2000. The value of the Series F Convertible Preferred Stock was based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series F Convertible Preferred Stock at the date of the acquisition, which was $6.50 per share at September 7, 2000. In addition, Equitex 2000, discussed below, is to issue additional shares of common stock to the Meridian Residential Group stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group business for each of the five years subsequent to closing, commencing with the year ended December 31, 2000, subject to certain limitations as defined.

         Equitex, through its subsidiary nMortgage, also acquired the proprietary business model, website, trademarks, corporate names and all intellectual property rights related to the Meridian GreatRate.com business, including the names GreatRate.com and GreatRate Mortgage.com from Meridian Capital Group, LLC, a company affiliated with Meridian Residential Group, Inc. through common ownership, for $850,000 cash.

2. In September 2000, Equitex issued 1,300 shares of 6% Series G Preferred Stock for $1,000 per share, which is the stated value per share. The Series G Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time into shares of Equitex's common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the average closing bid price of Equitex's common stock as specified in the agreement.

         The Series G Preferred Stock is redeemable at Equitex's option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. Equitex is required to redeem the Series G Preferred Stock if its stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before May 15, 2001 or a registration statement relating to the resale of certain shares of Equitex's common stock underlying the Series G Preferred Stock is not declared effective on or before 180 days of its filing.

3. As provided in proposal number one, we intend to increase the number of authorized shares of its common stock from 7,500,000 shares to 50,000,000 shares.

4. Subsequent to the transactions described above, Equitex intends to distribute all of its assets (which primarily consist of its investments in subsidiaries) to Equitex 2000, a newly formed subsidiary of Equitex. Equitex 2000 also is to assume all liabilities of Equitex. The outstanding common shares of Equitex 2000 are then to be distributed to the stockholders of Equitex based on proportional ownership of the shares held by Equitex's stockholders in a spin-off transaction.

         As a result of the transactions described above, Equitex will be a publicly-traded, non-operating entity immediately prior to the date of Equitex's acquisition of Nova Financial Systems and Key Financial Systems. Equitex plans to record the acquisitions of Nova Financial Systems and Key Financial Systems as an acquisition of Equitex and a recapitalization of Nova Financial Systems and Key Financial Systems.

5. We intend to issue up to 5,500 shares of a new series of preferred stock in exchange for net proceeds of $5,000,000 (net of $500,000 issue costs), which is to be used to finance the cash portion of our acquisition of Nova Financial Systems and Key Financial Systems. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock.

         The following unaudited pro forma condensed statements of operations for Equitex and Equitex 2000 for the year ended December 31, 2000, give effect to the transactions as if they had occurred on January 1, 2000. The following unaudited pro forma condensed balance sheets of Equitex and Equitex 2000 as of December 31, 2000, give effect to the transactions as if they had occurred on December 31, 2000.

         These unaudited pro forma condensed financial statements do not purport to present results which would actually have been obtained if the transactions had been in effect during the periods covered or any future results which may in fact be realized. These unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes and the separate historical financial statements of the companies referred to above.

                            EQUITEX AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 2000

                                                            Distribution of     Pro forma    Acquisition
                                                             assets/assumption   combined     of Key/Nova
                                                 Equitex and  of liabilities      prior       (combined
                                                subsidiaries      to/by         to Key/Nova     balance           Pro forma
                                                  historical   Equitex 2000     acquisition     sheets)           combined
                                                 -----------   -------------    -----------   -----------        -----------
ASSETS                                                           (See A)
Cash and cash equivalents                          $ 337,234   $   (337,234)    $             $    73,611  (C)   $    73,611
Receivables                                        1,822,177     (1,822,177)                    6,184,381  (C)     6,184,381
Inventories                                           70,084        (70,084)
Investments                                        1,470,687     (1,470,687)
Fixed assets, net                                    261,071       (261,071)                      266,643  (C)       266,643
Intangible and other assets                        5,470,374     (5,470,374)                      638,829  (C)       638,829
                                                 -----------   -------------    -----------   -----------        -----------
Total assets                                     $ 9,431,627   $ (9,431,627)    $         0   $ 7,163,464        $ 7,163,464
                                                 ===========   ============     ===========   ===========        ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY
Accounts payable                                   $ 377,763       (377,763)                     $680,635  (C)   $   680,635
Accrued expenses and other liabilities               882,096       (882,096)                    1,195,221  (C)     1,195,221
Notes payable                                      1,957,258     (1,957,258)
Due to cardholders                                                                              4,389,443  (C)     4,389,443
Payable to Seller                                                                               5,000,000  (C)     5,000,000
                                                 -----------   -------------    -----------   -----------        -----------
Total liabilities                                  3,217,117     (3,217,117)                   11,265,299         11,265,299
                                                 -----------   -------------    -----------   -----------        -----------
Minority interest                                    631,070       (631,070)
                                                 -----------   -------------    -----------   -----------        -----------
Mandatory redeemable Series G Preferred
Stock                                              1,536,000                    $ 1,536,000                        1,536,000
                                                 -----------   -------------    -----------   -----------        -----------

Stockholders' equity:
  Preferred stock  - Series D                      1,200,000                    $ 1,200,000                        1,200,000
  Preferred stock  - Series E                        250,000                        250,000                          250,000
  Preferred stock  - Series F                      2,990,000                      2,990,000                        2,990,000
  Preferred stock  - Series E to be issued           368,750                        368,750                          368,750
  Receivable from Series E
    preferred stockholder                           (553,645)       553,645
  Common stock                                       142,806                        142,806       142,806  (C)       285,612
  Additional paid-in capital                      18,497,547     (6,137,085)     12,360,462   (23,591,989) (C)   (11,231,527)
  Treasury stock                                    (284,037)                      (284,037)      284,037  (C)
  Retained earnings (loss)                       (18,563,981)                   (18,563,981)   19,063,311  (C)       499,330
                                                 -----------   -------------    -----------   -----------        -----------
Total stockholders' equity (deficit)               4,047,440     (5,583,440)     (1,536,000)   (4,101,835)        (5,637,835)
                                                 -----------   -------------    -----------   -----------        -----------
Total liabilities and stockholders' equity       $ 9,431,627   $ (9,431,627)    $         0   $ 7,163,464        $ 7,163,464
                                                 ===========   ============     ===========   ===========        ===========

        See notes to unaudited pro forma condensed financial statements.

                            EQUITEX AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                         Adjustment to reflect the acquisitions
                                                                                    of Key and Nova
                                                           Adjustments   ---------------------------------------
                                                           to reflect
                                                          distribution
                                                           of  assets/
                                             Equitex and   liabilities                               Adjustments
                                            subsidiaries    to Equitex       Key         Nova            and             Pro forma
                                             historical       2000       historical    historical    Eliminations        combined
                                             -----------   -----------   -----------   -----------   -----------        -----------
                                                                           (See C)       (See C)
Product sales                                $   376,394   $  (376,394)
Credit card income                                                       $ 7,123,814   $ 4,471,004                      $11,594,818
Interest and dividend income                     269,276      (269,276)
Loan production and processing                 1,173,148    (1,173,148)
Secondary market, net                            871,134      (871,134)
Application fees, net of direct
  marketing costs                                                          2,735,438                                      2,735,438
Servicing fee income                                                         672,420                    (672,420) (B)             0
Other                                            179,339      (179,339)      182,618                                        182,618
                                             -----------   -----------   -----------   -----------   -----------        -----------
Total income                                   2,869,291    (2,869,291)   10,714,290     4,471,004      (672,420)        14,512,874

Cost of sales                                    233,228      (233,228)
                                             -----------   -----------   -----------   -----------   -----------        -----------
Gross profit                                   2,636,063    (2,636,063)   10,714,290     4,471,004      (672,420)        14,512,874
                                             -----------   -----------   -----------   -----------   -----------        -----------
Selling, general and administrative            8,594,478    (8,594,478)    4,586,648       635,345                        5,221,993
Loan production and processing                   739,735      (739,735)
Application processing fees and third
  party servicing fees                                                     3,007,077     3,342,984      (672,420) (B)     5,677,641
Provision for credit card losses                                             139,782       (83,262)                          56,520
Impairment loss                                  807,250      (807,250)
Unusual gain on subsidiary stock
  transaction                                 (5,132,000)    5,132,000
Realized (gains) losses on investment sales       87,087       (87,087)
Equity in (earnings) losses of affiliates        364,415      (364,415)
Interest expense                                 736,749      (736,749)
Loss on First Bankers Mortgage Services
  rescission                                   3,979,000    (3,979,000)
Other (income) expense                          (186,707)      186,707
                                             -----------   -----------   -----------   -----------   -----------        -----------
Total operating expenses                       9,990,007    (9,990,007)    7,733,507     3,895,067      (672,420)        10,956,154
                                             -----------   -----------   -----------   -----------   -----------        -----------
Income (loss) before income taxes             (7,353,944)    7,353,944     2,980,783       575,937                        3,556,720
Provision for income taxes                        13,457       (13,457)                                1,448,000  (D)     1,448,000
                                             -----------   -----------   -----------   -----------   -----------        -----------
Net income (loss)                             (7,367,401)    7,367,401     2,980,783       575,937    (1,448,000)         2,108,720
Beneficial conversion features                  (700,000)                                                                  (700,000)
Accretion of redemption value on Series G
  Preferred Stock                               (453,000)                                                                  (453,000)
Deemed preferred stock dividends, Series D,
  G and other                                    (97,000)                                                                   (97,000)
                                             -----------   -----------   -----------   -----------   -----------        -----------
Net income (loss) applicable to common
  stockholders                               $(8,617,401)  $ 7,367,401   $ 2,980,783   $   575,937   $(1,448,000)       $   858,720
                                             ===========   ===========   ===========   ===========   ===========        ===========
Basic net income (loss) per common share     $     (1.21)                                                               $      0.06
                                             ===========                                                                ===========
Diluted net income (loss)per common share    $     (1.21)                                                               $      0.04
                                             ===========                                                                ===========
Weighted average number of common shares
  outstanding                                  7,106,749                                                                 14,247,042
                                             ===========                                                                ===========

        See notes to unaudited pro forma condensed financial statements.

                            EQUITEX AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000

1.       Description of Equitex transactions:


         On June 29, 2000, we signed a definitive agreement with Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, to acquire all of the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of 7,140,000 shares of Equitex common stock or 50% of Equitex's post-acquisition common stock outstanding, $5 million cash and a warrant. Nova Financial Systems and Key Financial Systems are both financial services companies, which specialize in selling credit card programs designed for high credit risk clients. Prior to Equitex's acquisition of Nova Financial Systems and Key Financial Systems, Equitex has completed or intends to complete the following transactions:

         A. Under agreement dated September 7, 2000, Equitex, through a newly-formed subsidiary, GR.com, acquired all of the issued and outstanding common stock of The Meridian Residential Group in exchange for 425,000 shares of Series F Convertible Preferred Stock valued at approximately $2,762,000. Equitex also issued 35,000 shares of Series F Convertible Preferred Stock valued at $228,000 as additional consideration for costs of the acquisition. The acquisition was completed on September 27, 2000. The value of the Series F Convertible Preferred Stock was based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series F Convertible Preferred Stock at the date of acquisition, which was $6.50 per share at September 7, 2000. In addition, Equitex 2000, discussed below, is to issue additional shares of common stock to the Meridian Residential Group stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group business for each of the five years subsequent to closing, commencing with the year ended December 31, 2000, subject to certain limitations as defined.

                  In addition, Equitex, through its subsidiary nMortgage, acquired the proprietary business model, website, trademarks, corporate names and all intellectual property rights related to the Meridian GreatRate.com business, including the names GreatRate.com and GreatRate Mortgage.com from Meridian Capital Group, LLC, a company affiliated with Meridian Residential Group through common ownership, for $850,000 cash.

         B. In September 2000, Equitex issued 1,300 shares of 6% Series G Preferred Stock for $1,000 per share, which is the stated value per share. The Series G Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time into shares of Equitex's common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the average closing bid price of Equitex's common stock as specified in the agreement.

                  The Series G Preferred Stock is redeemable at Equitex's option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. Equitex is required to redeem the Series G Preferred Stock if its stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before May 15, 2001 or a registration statement relating to the resale of certain shares of Equitex's common stock underlying the Series G Preferred Stock is not declared effective on or before 180 days of its filing.

         C. As provided in proposal number one, we intend to increase the number of authorized shares of its common stock from 7,500,000 shares to 50,000,000 shares.

                            EQUITEX AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000

         D. Subsequent to the transactions described above, Equitex intends to distribute all of its assets (which primarily consists of its investments in subsidiaries) to Equitex 2000, a newly-formed subsidiary of Equitex. Equitex 2000 also is to assume all liabilities of Equitex. The outstanding common shares of Equitex 2000 are then to be distributed to the stockholders of Equitex based on proportional ownership of the shares held by Equitex's the stockholders in a spin-off transaction.

                  As a result of the transactions described above, Equitex will be a publicly-traded, non-operating entity immediately prior to the date of Equitex's acquisition of Nova Financial Systems and Key Financial Systems. Equitex plans to record the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems as an acquisition of Equitex and a recapitalization of Nova Financial Systems and Key Financial Systems.

         E. We intend to issue up to 5,500 shares of a new series of preferred stock in exchange for net proceeds of $5,000,000 (net of $500,000 issue costs), which is to be used to finance the cash portion of our acquisition of Nova Financial Systems and Key Financial Systems. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G Preferred Stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock.

         The unaudited pro forma condensed statements of operations for the year ended December 31, 2000, gives effect to the transactions as if it had occurred effective January 1, 2000. The following unaudited pro forma condensed balance sheet as of December 31, 2000 gives effect to the transactions as if it had occurred on December 31, 2000.

2.       Description of Equitex pro forma adjustments:

         (A) To reflect the distribution of certain assets of Equitex, net of certain related liabilities to Equitex, 2000.

         (B) To eliminate intercompany account balances between Nova Financial Systems and Key Financial Systems.


         (C) To reflect the acquisition of all of the outstanding common shares of Nova Financial Systems and Key Financial Systems, companies under common control with nearly an identical ownership structure, and a consolidation of Nova Financial Systems and Key Financial Systems. The purchase price consists of 7,140,000 shares of Equitex's common stock (which represents 50% of the outstanding common shares of Equitex, after giving effect to the consummation of the merger), cash of $5,000,000 and warrants for the purchase of common stock of Equitex equal to 100% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex's common shares.


                  The transaction is recorded as a reverse acquisition. The purchase price applied to the reverse acquisition has been based on the net book value of the underlying assets of Equitex prior to the transaction plus $5,000,000 recorded as a payable to seller, which is expected to be paid upon the issuance of a new series of preferred stock as discussed above.

         (D) To reflect estimated federal and state income tax effects of the transactions described above.

                          EQUITEX 2000 AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 2000

                                                              Contribution of
                                                             Equitex assets and
                                                            assumed liabilities
                                                            -------------------
                                                                  (See AA)
ASSETS
Current Assets:
    Cash and cash equivalents                                    $   337,234
    Receivables                                                    1,377,763
    Inventories                                                       70,084
    Marketable securities                                            238,216
                                                                 -----------
         Total current assets                                      2,023,297
                                                                 -----------

Investments                                                        1,232,471
Receivables                                                          444,414
Fixed assets, net                                                    261,071
Intangible and other assets                                        5,470,374
                                                                 -----------
                                                                   7,408,330
                                                                 -----------
Total assets                                                     $ 9,431,627
                                                                 ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                               $ 377,763
    Accrued expenses and other liabilities                           882,096
    Notes payable                                                  1,877,631
                                                                 -----------
          Total current liabilities                                3,137,490
                                                                 -----------
Notes payable                                                         79,627
                                                                 -----------
Total liabilities                                                  3,217,117
                                                                 -----------
Minority interest                                                    631,070
                                                                 -----------
Stockholders' equity                                               5,583,440
                                                                 -----------
Total liabilities and stockholders' equity                       $ 9,431,627
                                                                 ===========

        See notes to unaudited pro forma condensed financial statements.

                          EQUITEX 2000 AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                      Meridian Residential
                                                                      Group for the Period
                                                        Equitex and    January 1, through
                                                        subsidiaries      September          Adjustments and      Pro forma
                                                         Historical        26, 2000            Eliminations       combined
                                                        ------------     ------------          ------------      ------------
                                                                           (See BB)              (See CC)
Product sales                                           $    376,394                                                $ 376,394
Interest and dividend income                                 269,276     $      3,653                                 272,929
Loan production and processing                             1,173,148        1,791,363                               2,964,511
Secondary market, net                                        871,134                                                  871,134
Other                                                        179,339                                                  179,339
                                                        ------------     ------------          ------------      ------------
Total income                                               2,869,291        1,795,016                               4,664,307
Cost of sales                                                233,228                                                  233,228
                                                        ------------     ------------          ------------      ------------
Gross profit                                               2,636,063        1,795,016                               4,431,079
                                                        ------------     ------------          ------------      ------------
Selling, general and administrative                        8,594,478        1,779,196          $    213,000        10,719,674
                                                                                                    133,000
Loan production and processing                               739,735                                                  739,735
Realized (gains) losses on investment sales                   87,087                                                   87,087
Equity in (earnings) losses of affiliates                    364,415                                                  364,415
Interest expense                                             736,749                                                  736,749
Impairment losses                                            807,250                                                  807,250
Unusual gain on subsidiary stock transaction              (5,132,000)                                              (5,132,000)
Loss on First Banker's Mortgage Services rescission        3,979,000                                                3,979,000
Other (income) expense                                      (186,707)                                                (186,707)
                                                        ------------     ------------          ------------      ------------
Total operating expenses                                   9,990,007        1,779,196               346,000        12,115,203
                                                        ------------     ------------          ------------      -----------
Income (loss) before income taxes                         (7,353,944)          15,820              (346,000)       (7,684,124)
Provision for income taxes                                    13,457            8,917                                  22,374
                                                        ------------     ------------          ------------      ------------
Net income (loss)                                       $ (7,367,401)    $      6,903          $   (346,000)     $ (7,706,498)
                                                        ============     ============          ============      ============
Net income (loss) applicable to common stockholders     $ (8,617,401)                                            $ (8,945,498)
                                                        ============                                             ============
Basic and diluted net income (loss) per common share$   $     (1.21)                                             $      (1.26)
                                                        ============                                             ============
Weighted average number of common shares outstanding       7,106,749                                                7,106,749
                                                        ============                                             ============

        See notes to unaudited pro forma condensed financial statements.

                          EQUITEX 2000 AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000

1.       Description of Equitex 2000 transactions:

         Upon the successful completion of certain transactions (described in the notes to the unaudited pro forma condensed financial statements for Equitex) Equitex intends to distribute all of its assets (which primarily consist of its investments in subsidiaries) to Equitex 2000. Equitex 2000 also is to assume all liabilities of Equitex. The outstanding common shares of Equitex 2000 are to then be distributed to the stockholders of Equitex based on proportional ownership of the shares held by the Equitex stockholders in a spin-off transaction.

         The preceeding unaudited pro forma condensed statement of operations for the year ended December 31, 2000, gives effect to the transactions as if it they occurred on January 1, 2000. The preceeding unaudited pro forma condensed balance sheet as of December 31, 2000 gives effect to the transactions as if they had occurred on December 31, 2000.

2.       Description of Equitex 2000 pro forma adjustments:

         (AA) To reflect the contribution of Equitex operating assets to Equitex 2000, and Equitex 2000's assumption of Equitex liabilities.

         (BB) Equitex acquired Meridian effective September 27, 2000. The transaction was accounted for as a purchase, and the results of operations of Meridian are included in Equitex's 2000 consolidated financial statements from the date of acquisition. These pro forma adjustments are to reflect the consolidation of Meridian, which includes Meridian operations prior to the date of acquisition (January 1, 2000 through September 26, 2000), contributed by Equitex as if the transactions occurred on January 1, 2000. The excess of the purchase price over the fair value of the Meridian Residential Group net assets acquired of approximately $2,648,000 was allocated to goodwill, which is to be amortized over a 15-year period. In connection with Equitex's Meridian Residential Group acquisition, Equitex acquired certain intellectual property rights from Meridian Capital Group, LLC for $850,000, which was also contributed to Equitex 2000. This asset is being amortized over 3 years.

         (CC) To reflect amortization related to goodwill and intellectual property rights recorded in connection with the Meridian Residential Group acquisition and the acquisition of intellectual property rights by Equitex from Meridian Residential Group.

FINANCIAL STATEMENTS

         Financial statements of Nova Financial Systems as of and for the periods ended December 31, 2000 and December 31, 1999 and the period from inception October 10, 1998 through December 31, 1998 are attached hereto as
Exhibit 2.

         Financial statements of Key Financial Systems as of and for the periods ended December 31, 2000, December 31, 1999 and December 31, 1998 are attached hereto as Exhibit 3.

VOTE REQUIRED

         The affirmative vote of the majority of the total votes cast on the proposal in person or by proxy, at the stockholders' meeting will be required to approve the proposal to acquire all the outstanding capital stock of Nova Financial Systems and Key Financial Systems in exchange for the greater of 7,140,000 shares or 50%, of our outstanding common stock on a post acquisition basis, cash consideration of $5 million and a warrant. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ACQUIRE ALL THE OUTSTANDING CAPITAL STOCK OF NOVA FINANCIAL SYSTEMS AND KEY FINANCIAL SYSTEMS IN EXCHANGE FOR THE GREATER OF 7,140,000 SHARES OR 50%, OF OUR OUTSTANDING COMMON STOCK ON A POST ACQUISITION BASIS, CASH CONSIDERATION OF $5 MILLION AND A WARRANT.

                              FINANCIAL INFORMATION

         A copy of our Annual Report on Form 10-K, for the year ended December 31, 2000 will be made available upon request. See Documents Incorporated By Reference.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the 2001 Annual Meeting of Stockholders, tentatively scheduled for July 27, 2001, must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to Thomas B. Olson, Secretary, Equitex, Inc., 7315 East Peakview Avenue, Englewood, Colorado 80111, for receipt no later than _______, 2001. All proposals received after the ______, 2001 deadline will be considered untimely.

                                  OTHER MATTERS

          Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointee named in the enclosed form of proxy to vote in accordance with his best judgment on such matters.

                                       By Order of the Board of Directors:

                                       Equitex, Inc.


Date: ___________ __, 2001             Thomas B. Olson
                                       Secretary

                                    EXHIBIT 1

         The total number of shares of stock which the corporation shall have authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares shall be common stock having a par value of $.02 per share, and two million (2,000,000) shares shall be preferred stock, having a par value of $.01 per share (the "Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:


         (I) The Board of Directors is expressly authorized at any time, and from time-to-time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (without limiting the generality of the foregoing) the following:


                  (a)   The designation of the number of shares of such series.

                  (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of common stock or Preferred Stock or in assets of the corporation, and whether such dividends shall be cumulative or noncumulative.

                  (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

                  (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (e) Whether or not the shares of such series shall be convertible into or exchangeable for any other class or classes or for any other series of any class or classes or capital stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

                  (f) To the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise.

                  (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

                  (h) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

         (II) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                                    EXHIBIT 2


                          Nova Financial Systems, Inc.
                              Financial Statements
                    for the year ended December 31, 2000 and
                     December 31, 1999, and the period from
              inception October 10, 1998 through December 31, 1998

                          NOVA FINANCIAL SYSTEMS, INC.


                                FINANCIAL REPORT


                                DECEMBER 31, 2000

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                  1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                             2

   Statements of operations                                                   3

   Statements of stockholders' equity                                         4

   Statements of cash flows                                                   5

   Notes to financial statements                                         6 - 10

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Nova Financial Systems, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of Nova Financial Systems, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999, and for the period from inception, October 10, 1998 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nova Financial Systems, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and 1999, and for the period from inception, October 10, 1998 through December 31, 1998, in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
March 30, 2001

NOVA FINANCIAL SYSTEMS, INC.


BALANCE SHEETS
DECEMBER 31, 2000 AND 1999


ASSETS                                                     2000         1999
--------------------------------------------------------------------------------

Cash                                                    $    1,738   $   26,756
Credit card receivables, net (Note 2)                      283,353      619,149
Due from Merrick Bank                                    1,490,231    2,580,665
Deferred tax asset                                            --        606,500
Due from shareholders                                      606,500         --
                                                        ----------   ----------
                                                        $2,381,822   $3,833,070
                                                        ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable                                     $   85,085   $  265,197
   Due to cardholders (Note 4)                           1,286,517    1,921,769
   Due to affiliate (Note 3)                                81,138      685,464
   Accrued expenses and other liabilities                  792,769      734,264
                                                        ----------   ----------
                                                         2,245,509    3,606,694
                                                        ----------   ----------
Commitments and contingencies (Note 4)

Stockholders' equity:
   Common stock, par value $1 per share,
      authorized 7,500 shares; issued and
      outstanding 1,000 shares                               1,000        1,000
   Additional paid-in capital                               24,000       24,000
   Retained earnings                                       111,313      201,376
                                                        ----------   ----------
                                                           136,313      226,376
                                                        ----------   ----------
                                                        $2,381,822   $3,833,070
                                                        ==========   ==========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
PERIOD FROM INCEPTION, OCTOBER 10, 1998, THROUGH DECEMBER 31, 1998


                                                         2000           1999          1998
-----------------------------------------------------------------------------------------------
Credit card income:
   Servicing fees                                    $ 4,322,258    $ 7,278,767   $     1,102
   Other                                                 148,746        127,115             8
                                                     -----------    -----------   -----------
                                                       4,471,004      7,405,882         1,110
Provision for (recovery of) losses (Note 2)              (83,262)       676,343           192
                                                     -----------    -----------   -----------
             Net credit card income after
             provision for losses                      4,554,266      6,729,539           918
                                                     -----------    -----------   -----------

Other income:
   Application fees, net of direct marketing costs
      2000 none, 1999 $11,307,984, 1998 $32,653
      (Note 3)
                                                            --        1,942,520         2,751
                                                     -----------    -----------   -----------

Operating expenses:
   Application processing fees (Note 3)                     --        2,112,092          --
   Third party servicing fees (Note 3)                 3,342,984      5,934,125           580
   Other operating expenses (Note 6)                     635,345        303,258         6,797
                                                     -----------    -----------   -----------
                                                       3,978,329      8,349,475         7,377
                                                     -----------    -----------   -----------

             Income (loss) before income taxes           575,937        322,584        (3,708)
Provision for income taxes (Note 5)                         --          117,500          --
                                                     -----------    -----------   -----------
             Net income (loss)                       $   575,937    $   205,084   $    (3,708)
                                                     ===========    ===========   ===========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
PERIOD FROM INCEPTION, OCTOBER 10, 1998, THROUGH DECEMBER 31, 1998

                                            Additional    Retained
                                   Common     Paid In     Earnings
                                   Stock      Capital     (Deficit)     Total
-------------------------------------------------------------------------------
Issuance of shares at inception,
   October 10, 1998               $  1,000   $  24,000   $     -      $  25,000
   Net loss                              -           -       (3,708)     (3,708)
                                  --------   ---------   ----------   ---------
Balance, December 31, 1998           1,000      24,000       (3,708)     21,292
   Net income                            -           -      205,084     205,084
                                  --------   ---------   ----------   ---------
Balance, December 31, 1999           1,000      24,000      201,376     226,376
    Net income                           -           -      575,937     575,937
    Dividends                            -           -     (666,000)   (666,000)
                                  --------   ---------   ----------   ---------
   Balance, December 31, 2000     $  1,000   $  24,000   $  111,313   $ 136,313
                                  ========   =========   ==========   =========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
PERIOD FROM INCEPTION, OCTOBER 10, 1998, THROUGH DECEMBER 31, 1998


                                                                2000           1999           1998
------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net income (loss)                                        $   575,937    $   205,084    $    (3,708)
   Adjustments to reconcile net income
      (loss) to net cash provided by (used
      in) operating activities:
      Provision for (recovery of) losses                        (83,262)       676,343            192
      Deferred income taxes                                     606,500       (606,500)          --
      Decrease (increase) in other receivables                1,090,434     (2,580,646)           (19)
      Decrease (increase) in due from affiliates                   --           22,761        (22,761)
      Increase in due from shareholders                        (606,500)          --             --
      (Decrease) increase in accounts payable and accrued
        expenses                                               (121,606)       977,074         22,387
      (Decrease) increase in due to cardholders                (635,252)     1,921,769           --
      (Decrease) increase in due to affiliates                 (604,327)       685,464           --
                                                            -----------    -----------    -----------
             NET CASH PROVIDED BY (USED IN)
             OPERATING ACTIVITIES                               221,924      1,301,349         (3,909)
                                                            -----------    -----------    -----------

Cash Flows Provided By (Used In) Investing
   Activities, Net (increase) decrease in credit
   card receivables                                             419,058     (1,294,593)        (1,091)
                                                            -----------    -----------    -----------

Cash Flows From Financing Activities
   Dividends paid                                              (666,000)          --             --
   Capital contributed                                             --             --           25,000
                                                            -----------    -----------    -----------
             NET CASH PROVIDED BY (USED IN) FINANCING
             ACTIVITIES                                        (666,000)          --           25,000
                                                            -----------    -----------    -----------
             NET INCREASE (DECREASE) IN CASH                    (25,018)         6,756         20,000
Cash:
   Beginning                                                     26,756         20,000           --
                                                            -----------    -----------    -----------
   Ending                                                   $     1,738    $    26,756    $    20,000
                                                            ===========    ===========    ===========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Nova Financial Systems, Inc. (the "Company") designs and markets credit card products aimed at the sub-prime market. The credit card products are marketed for an unaffiliated bank under an agreement that provides the Company with a 100% participation interest in the credit cards issued and requires the payment of monthly servicing fees to the bank.

BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES: The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenue and expenses for the period. Actual results could differ from those estimates.

PRESENTATION OF CASH FLOWS: Cash flows from credit card receivables are reported net.

CREDIT CARD RECEIVABLES: Credit card receivables are stated at cost plus refundable and earned fees (the balance reported to customers), reduced by allowances for refundable fees and losses.

Fees are accrued monthly on active credit card accounts and included in credit card receivables, net of estimated uncollectible amounts. Accrual of income is discontinued on credit card accounts that have been closed or charged off. Accrued fees on credit card loans are charged off with the card balance, generally when the account becomes 90 days past due.

The allowance for losses is established through a provision for losses charged to expense. Credit card receivables are charged against the allowance for losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectibility of the accounts and prior loss experience. This evaluation also takes into consideration such factors as changes in the volume of the loan portfolio, overall portfolio quality and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, this estimate is susceptible to significant change in the near term.

DUE TO AFFILIATES: The amount due to affiliate in the accompanying balance sheets represents amounts paid on behalf of the Company by Key Financial Systems, Inc. ("Key"), a company affiliated through common ownership, and the balance of unpaid servicing fees payable in connection with Nova's card activity. Effective July 1, 2000, the Company no longer receives such services from Key.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DUE FROM MERRICK BANK AND DUE TO CARDHOLDERS: The Company charges a fully refundable reservation fee equal to each cardholder's borrowing limit upon issuance of a credit card. The amount due to cardholders represents the balance of reservation fees that would have to be refunded to cardholders should they close their accounts at the balance sheet date. Funds held in trust to secure payment of this liability are reflected in due from Merrick Bank in the accompanying balance sheets.

INCOME TAXES: The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective January 1, 2000, which provides that in lieu of corporate income tax the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As of December 31, 2000, the Company's reported net assets exceed their tax bases by approximately $155,000. Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $58,000 would be recognized by a charge to income tax expense. Funds received in excess of projected required cash requirements for the next month are generally distributed to the stockholders.

Note 2.    Credit Card Receivables

The composition of credit card receivables at December 31, 2000, 1999 and 1998 is as follows:

                                                2000                1999
                                         ------------------  ------------------

 Credit card receivables                 $        7,001,194  $       29,407,412
 Refundable reservation fees                     (6,593,483)        (28,319,231)
                                         ------------------  ------------------
                                                    407,711           1,088,181
 Less allowance for losses                          124,358             469,032
                                         ------------------  ------------------
                                         $          283,353  $          619,149
                                         ==================  ==================


Changes in the allowance for losses for the year ended December 31, 2000 and 1999, and the period from inception, October 10, 1998, through December 31, 1998, are as follows:


                                               2000        1999         1998
                                            ----------  ----------  -----------

 Balance, beginning                         $  469,032  $      192  $         -
    Provision for (recovery of) losses        (83,262)     676,343          192
    Recoveries of amounts charged-off                -           -            -
    Amounts charged-off                       (261,412)   (207,503)           -
                                            ----------  ----------  -----------

 Balance, ending                            $  124,358  $  469,032  $       192
                                            ==========  ==========  ===========

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.    TRANSACTIONS WITH RELATED PARTIES

The Company had an informal agreement with Key under which Key provided marketing and preprocessing of credit card applications, customer service and collection services for Nova. Expenses were charged to the Company for application processing and customer service based on set fee per application processed and for collections based on a set fee per delinquent account on file. The Company believes the method and per unit price charged was consistent with the methods and rates of similar third party credit card processors. The Company recognized processing fee and servicing expense of $672,420 and $3,832,736 associated with Key's activities during 2000 and 1999. No significant services were received form Key in 1998. As of December 31, 2000 and 1999, the Company owed Key $81,138 and $685,464, respectively, in connection with services performed and amounts paid for Nova by Key.

The Company has entered into an agreement with Paragon Water Services, Inc. (Paragon), a company affiliated through common ownership, whereby Paragon provides credit card marketing services for the Company. Paragon earns commissions for card applications that are not subsequently refunded. The Company paid Paragon approximately $6,631,608 in commissions during 1999, and none in 2000 or 1998.


NOTE 4.    COMMITMENTS, CONTINGENCIES AND CREDIT RISK

A credit limit has been established for each card holder account acquired by the Company. By agreement, the credit limit can be terminated at any time for any reason. Because the initial reservation fee charged to all account holders is fully refundable, the total of accounts with credit limits in excess of cardholder balances is reflected as a liability in the amount of $1,286,517 and $1,921,769 as of December 31, 2000 and 1999, respectively, in the accompanying balance sheets.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

Credit card loans are issued throughout the United States to customers that are considered high credit risks. The Company evaluates each customer's credit worthiness on a case-by-case basis. Because of the reservation fee charged upon issuance of credit cards, charges for purchases or cash advances are generally limited to the amount of payments collected from each customer less fees charged.

The Company issues its credit cards under membership terms with VISA. Modification of these terms by VISA could adversely affect operating results.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.    INCOME TAXES

All active card accounts are charged monthly membership fees, late charges, overlimit fees and other charges according to the card agreements. The Company has not recognized certain of these monthly charges as income for financial reporting purposes because the charges are not believed to be collectible. A deferred tax asset in the amount of $606,500 has been recognized as of December 31, 1999, related to the excess of the estimated tax basis of credit card receivables over the reported receivables.

The Company elected S Corporation status effective January 1, 2000. Upon converting to S Corporation status, the Company eliminated deferred tax assets in the amount of $606,500 as a charge against income from operations. This charge against income was offset by the recognition of a receivable from shareholders in the amount of $606,500 due to a commitment from the shareholders to reimburse the Company for income taxes paid by the Company related to losses recognized by the Company for financial reporting purposes in 1999, but passed through to the shareholders in years subsequent to 1999 for income tax purposes.

The provision for income taxes charged to operations for the years ended December 31, 2000 and 1999, and the period from inception, October 10, 1998, through December 31, 1998, consist of the following:


                                             2000          1999         1998
                                         -----------  ------------  -----------
 Currently payable or paid:
   Federal                               $         -  $    618,000  $         -
   State                                           -       106,000            -
 Deferred income taxes                       606,500     (606,500)            -
 Reimbursement                             (606,500)             -            -
                                         -----------  ------------  -----------
                                         $         -  $    117,500  $         -
                                         ===========  ============  ===========

The income tax provision differs from the amount of income tax determined by applying the U. S. federal income tax rate to pretax income for the years ended December 21, 2000 and 1999, and the period from inception, October 10, 1998, through December 31, 1998, due to the following:


                                                  2000       1999       1998
                                               ---------  ----------  ---------

 Computed "expected" tax expense (benefit)     $       -  $  109,679  $ (1,261)
 Increase resulting from state income
    taxes, net of federal tax benefit                  -      11,710          -
 Effect of lower tax brackets and other                -     (3,889)      1,261
                                               ---------  ----------  ---------
                                               $       -  $  117,500  $       -
                                               =========  ==========  =========

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.  OTHER OPERATING EXPENSES

Other operating expenses for the years ended December 31, 2000 and 1999, and the period from inception, October 10, 1998, through December 31, 1998 included the following:


                                            2000         1999           1998
                                        -----------  -----------    -----------

 Cardholder expense-other               $   146,438  $    96,206    $         -
 Professional fees                          391,391       20,128          1,121
 Printing and supplies                            -       21,742            676
 Other                                       97,516      165,182          5,000
                                        -----------  -----------    -----------
                                        $   635,345  $   303,258    $     6,797
                                        ===========  ===========    ===========


NOTE 7.    PLAN OF REORGANIZATION

The Company has entered into an Agreement and Plan of Reorganization with Equitex, Inc. (Equitex) under which the Company's stockholders would exchange all of the issued and outstanding shares of the Company for a) 25% of the outstanding common shares of Equitex, after giving effect to the consummation of this merger and a similar planned merger of Key, b) warrants for the purchase of common stock of Equitex equal to 50% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex common shares, and c) $2,500,000.

NOTE 8.    SUBSEQUENT EVENT

On March 5, 2001, the Company agreed to issue 20.41 shares of common stock, representing 2% of the outstanding common stock of the Company on a fully diluted basis to three individual investors for $100,000. Mr Henry Fong, President and Chairman of Equitex, Inc. purchased 10.20 of the shares and owns 1% of the Company.

                                    EXHIBIT 3


                           Key Financial Systems, Inc.
                              Financial Statements
                     for the years ended December 31, 2000,
                     December 31, 1999 and December 31, 1998

                           KEY FINANCIAL SYSTEMS, INC.


                                FINANCIAL REPORT


                                DECEMBER 31, 2000

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                  1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                             2

   Statements of income                                                       3

   Statements of stockholders' equity                                         4

   Statements of cash flows                                                   5

   Notes to financial statements                                         6 - 10

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Key Financial Systems, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of Key Financial Systems, Inc. as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Financial Systems, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999, and 1998, in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
March 30, 2001

 KEY FINANCIAL SYSTEMS, INC.

 BALANCE SHEETS
 DECEMBER 31, 2000 AND 1999



 ASSETS                                               2000        1999
 ------------------------------------------------------------------------

 Cash                                             $   71,873   $   30,908
 Credit card receivables, net (Note 2)               622,943      519,929
 Other receivables (Note 3)                        3,787,854    2,874,293
 Due from affiliates (Note 5)                         81,138      685,464
 Leaseholds and equipment, net (Note 4)              266,643      303,976
 Other assets                                         32,329       17,917
                                                 -----------  -----------
                                                 $ 4,862,780  $ 4,432,487
                                                 ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
    Due to cardholders (Note 6)                  $ 3,102,926  $ 2,402,377
    Accounts payable (Note 5)                        595,550      311,029
    Accrued expenses and other liabilities           402,452      379,012
                                                 -----------  -----------
                                                   4,100,928    3,092,418
                                                 -----------  -----------

 Commitments and contingencies (Note 4)

 Stockholders' equity:
    Common stock, par value $1 per share,
       Authorized 7,500 shares; issued and
       outstanding 2,000 shares                        2,000        2,000
    Additional paid-in capital                       371,835      371,835
    Retained earnings                                388,017      966,234
                                                 -----------  -----------
                                                     761,852    1,340,069
                                                 -----------  -----------
                                                 $ 4,862,780  $ 4,432,487
                                                 ===========  ===========


See Notes to Financial Statements.

 KEY FINANCIAL SYSTEMS, INC.

 STATEMENTS OF INCOME
 YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998



                                                                    2000         1999         1998
 -----------------------------------------------------------------------------------------------------

 Credit card income:
    Card servicing fees                                          $ 6,892,015  $11,628,340  $ 3,529,187
    Other                                                            231,799      246,767       51,283
                                                                 -----------  -----------  -----------
                                                                   7,123,814   11,875,107    3,580,470
 Provision for losses (Note 2)                                       139,782      511,645      260,332
                                                                 -----------  -----------  -----------
              NET CREDIT CARD INCOME
              AFTER PROVISION FOR LOSSES                           6,984,032   11,363,462    3,320,138
                                                                 -----------  -----------  -----------

 Other income:
    Application fees, net of direct marketing costs; 2000
       $10,366,826, 1999 $7,153,144, 1998 $9,721,837 (Note 5)
                                                                   2,735,438      935,015    1,621,815
     Servicing fee income (Note 5)                                   672,420    3,832,736            -
     Other                                                           182,618       59,807            -
                                                                 -----------  -----------  -----------
                                                                   3,590,476    4,827,558    1,621,815
                                                                 -----------   ----------  -----------
 Operating expenses:
    Salaries and wages                                             2,686,033    3,997,724    1,015,019
    Employee benefits                                                333,843      466,540        1,335
    Third party servicing fees (Note 8)                            3,007,077    4,978,279    3,035,568
    Occupancy and equipment (Note 6)                                 426,930      351,647       61,133
    Other operating expenses (Note 7)                              1,139,842    1,011,976      373,564
                                                                 -----------  -----------  -----------
                                                                   7,593,725   10,806,166    4,486,619
                                                                 -----------  -----------  -----------
               NET INCOME                                        $ 2,980,783  $ 5,384,854  $   455,334
                                                                 ===========  ===========  ===========

See Notes to Financial Statements.

 KEY FINANCIAL SYSTEMS, INC.

 STATEMENTS OF STOCKHOLDERS' EQUITY
 YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                          Additional    Retained
                                 Common     Paid In     Earnings
                                 Stock      Capital     (Deficit)      Total
 -------------------------------------------------------------------------------

 Balance, January 1, 1998       $  1,000  $  22,835   $   (11,954)  $    11,881
    Net income                         -          -       455,334       455,334
     Issuance of 1,000 shares      1,000    249,000             -       250,000
     Dividends paid                    -          -      (798,112)     (798,112)
                                --------  ---------   -----------   -----------
 Balance, December 31, 1998        2,000    271,835      (354,732)      (80,897)
     Net income                        -          -     5,384,854     5,384,854
     Capital contributed               -    100,000             -       100,000
     Dividends paid                    -          -    (4,063,888)   (4,063,888)
                                --------  ---------   -----------   -----------
 Balance, December 31, 1999        2,000    371,835       966,234     1,340,069
     Net income                        -          -     2,980,783     2,980,783
     Dividends paid                    -          -    (3,559,000)   (3,559,000)
                                --------  ---------   -----------   -----------
 Balance, December 31, 2000     $  2,000  $ 371,835   $   388,017   $   761,852
                                ========  =========   ===========   ===========

See Notes to Financial Statements.

KEY FINANCIAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                             2000           1999           1998
---------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
   Net income                                            $ 2,980,783    $ 5,384,854    $   455,334
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Provision for losses                                   139,782        511,645        260,332
      Depreciation and amortization                           93,167        117,349         23,597
      Increase in other receivables                         (913,561)    (2,501,580)      (372,713)
      Decrease (increase) in due from affiliates             604,326       (685,464)          --
      (Increase) decrease in other assets                    (14,412)        21,960        (34,573)
      Increase in due to cardholders                         700,549        993,684      1,408,693
      Increase (decrease) in accounts payable, accrued
        expenses and other liabilities                       307,961       (334,823)     1,022,864
                                                         -----------    -----------    -----------
             NET CASH PROVIDED BY (USED
             IN) OPERATING ACTIVITIES                      3,898,595      3,507,625      2,763,534
                                                         -----------    -----------    -----------

Cash Flows From Investing Activities
    Net (increase) decrease in credit card receivables      (242,796)        89,823     (1,381,729)
    Advances to stockholders                                    --             --         (288,888)
    Collection of advances to stockholders                      --          288,888           --
    Purchase of property and equipment                       (55,834)      (208,370)      (228,308)
                                                         -----------    -----------    -----------
             NET CASH PROVIDED BY (USED
             IN) INVESTING ACTIVITIES                       (298,630)       170,341     (1,898,925)
                                                         -----------    -----------    -----------

Cash Flows From Financing Activities
    Capital contributions                                       --          100,000        250,000
    Dividends paid                                        (3,559,000)    (4,063,888)      (798,112)
                                                         -----------    -----------    -----------
             NET CASH PROVIDED BY (USED
               IN) FINANCING ACTIVITIES                   (3,559,000)    (3,963,888)      (548,112)
                                                         -----------    -----------    -----------
             NET INCREASE (DECREASE) IN CASH
                                                              40,965       (285,922)       316,497
Cash:
    Beginning                                                 30,908        316,830            333
                                                         -----------    -----------    -----------
    Ending                                               $    71,873    $    30,908    $   316,830
                                                         ===========    ===========    ===========

See Notes to Financial Statements.

KEY FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Key Financial Systems, Inc. (the "Company") designs and markets credit card products aimed at the sub-prime market. The credit card products are marketed for unaffiliated banks under agreements that provide the Company with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the banks. The Company provides collection and customer service related to the credit cards issued.

BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES: The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenue and expenses for the period. Actual results could differ from those estimates.

PRESENTATION OF CASH FLOWS: Cash flows from credit card receivables are reported net.

CREDIT CARD RECEIVABLES: Credit card receivables are stated at cost plus refundable and earned fees (the balance reported to customers), reduced by allowances for refundable fees and losses.

Fees are accrued monthly on active credit card accounts and included in credit card receivables, net of estimated uncollectible amounts. Accrual of income is discontinued on credit card accounts that have been closed or charged off. Accrued fees on credit card loans are charged off with the card balance, generally when the account becomes 90 days past due.

The allowance for losses is established through a provision for losses charged to expense. Receivables are charged against the allowance for losses when management believes that collectibility of principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing accounts, based on evaluation of the collectibility of the accounts and prior loss experience. This evaluation also takes into consideration such factors as changes in the volume of the credit card receivable portfolio, overall portfolio quality, and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, this estimate is susceptible to significant change in the near term.

DUE FROM AFFILIATES: The amount due from affiliate in the accompanying balance sheets represents amounts paid by the Company for Nova Financial Systems, Inc. ("Nova"), a company affiliated though common ownership, and the balance of unpaid servicing fees receivable in connection with Nova's card activity. The Company provided credit card marketing, customer service and collection services for Nova in exchange for a fee. Effective July 1, 2000, the Company no longer provides such services for Nova.

KEY FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER RECEIVABLES AND DUE TO CARDHOLDERS: The Company charges a fully refundable reservation fee equal to each cardholder's borrowing limit upon issuance of a credit card. The amount due to cardholders represents the balance of reservation fees that would have to be refunded to cardholders should they close their accounts at the balance sheet date. Funds held in trust at Key Bank & Trust to secure payment of this liability are reflected in other receivables in the accompanying balance sheets.

LEASEHOLDS AND EQUIPMENT: Leaseholds and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the double declining-balance method over the assets' estimated useful lives.

INCOME TAXES: The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective January 1, 1998, which provides that in lieu of corporate income tax the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. As of December 31, 2000, the Company's reported net assets exceed their tax bases by approximately $330,000. Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $122,000 would be recognized by a charge to income tax expense. Funds received in excess of projected required cash requirements for the next month are generally distributed to the stockholders.

NOTE 2.    CREDIT CARD RECEIVABLES

The composition of credit card receivables at December 31, 2000 and 1999 is as follows:

                                                      2000            1999
                                                 --------------  --------------

 Credit card receivables                         $   24,993,671  $   22,274,017
 Refundable reservation fees                        (24,241,000)    (21,693,622)
                                                 --------------  --------------
                                                        752,671         580,395
 Less allowance for losses                              129,728          60,466
                                                 --------------  --------------
                                                 $      622,943  $      519,929
                                                 ==============  ==============

Changes in the allowance for losses for years ended December 31, 2000, 1999 and 1998 are as follows:

                                            2000          1999         1998
                                       ------------  ------------  ------------

 Balance, beginning                    $     60,466  $    217,872  $          -
    Provision for losses                    139,782       511,645       260,332
    Recoveries of amounts charged-off             -         4,231        67,274
    Amounts charged-off                     (70,520)     (673,282)     (109,734)
                                       ------------  ------------  ------------
 Balance, ending                       $    129,728  $     60,466  $    217,872
                                       ============  ============  ============

KEY FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.    OTHER RECEIVABLES

The composition of other receivables at December 31, 2000 and 1999 is as follows:

                                                          2000           1999
                                                      ------------  ------------

Due from Key Bank & Trust                             $  1,532,254  $  2,785,624
Due from Net 1st National Bank                           2,150,410             -
Other                                                      105,190        88,669
                                                      ------------  ------------
                                                      $  3,787,854  $  2,874,293
                                                      ============  ============

The amounts due from Key Bank and Trust and Net First National Bank are held in trust accounts by the respective bank.

NOTE 4.    LEASEHOLDS AND EQUIPMENT

The major classes of leaseholds and equipment and total accumulated depreciation at December 31, 2000, and 1999, are as follows:

                                                         2000           1999
                                                     ------------  -------------

Leasehold improvements                               $    116,202  $     104,304
Furniture and equipment                                   360,011        332,019
Software                                                   15,944              -
                                                     ------------  -------------
                                                          492,157        436,323
Less accumulated depreciation                             225,514        132,347
                                                     ------------  -------------
                                                     $    266,643   $    303,976
                                                     ============  =============

NOTE 5.    TRANSACTIONS WITH RELATED PARTIES

The Company had an informal agreement with Nova under which the Company provided marketing and preprocessing of credit card applications, customer service and collection services for Nova. Expenses were charged to Nova for application processing and customer service based on a set fee per application processed and for collections based on a set fee per delinquent account on file. The Company believes the method and per unit price charged was consistent with the methods and rates of similar third party credit card processors. As of July 1, 2000, the Company is no longer providing these services to Nova. The Company recognized processing fee and servicing income of $672,420 and $3,832,736 associated with Nova's activities during 2000 and 1999, respectively. No significant services were performed for Nova in 1998. These amounts are included in other operating income. As of December 31, 2000 and 1999, Nova owed the Company $81,138 and $685,464 in connection with services performed and amounts paid for Nova by the Company.

KEY FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.     TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

Accrued expenses and other liabilities include $325,000 and $200,000 at December 31, 2000 and 1999, respectively, of short-term borrowings from shareholders. Such amounts were borrowed in December of each year to provide working capital and repaid in January of the following year in each instance.

The Company has entered into an agreement with Paragon Water Member Services ("Paragon"), a company affiliated through common ownership, whereby Paragon provides credit card marketing services for the Company and for Nova. Paragon earns commissions for card applications that are not subsequently refunded. The Company paid Paragon $897,521 and $5,662,026 in commissions during 2000 and 1999. No amount was due to Paragon at December 31, 2000 and 1999.

NOTE 6.    COMMITMENTS, CONTINGENCIES AND CREDIT RISK

A credit limit has been established for each cardholder account acquired by the Company. By agreement, the credit limit can be terminated at any time for any reason. Because the initial reservation fee charged to all account holders is fully refundable, the total of accounts with credit limits in excess of cardholder balances is reflected as a liability in the amount of $3,102,926 and $2,402,377 as of December 31, 2000 and 1999, respectively, in the accompanying balance sheets.

Lease commitments: The Company rents office space under an operating lease with initial terms through September 30, 2004. The office lease has a five-year renewal option. The future minimum rental payments due under the lease is as follows:

Year Ending
 December 31,                                                       Amount
--------------------------------------------------------------------------------
2001                                                          $          292,130
2002                                                                     306,737
2003                                                                     322,074
2004                                                                     250,502
                                                              ------------------
                                                              $        1,171,443
                                                              ==================

Total rent expense under operating leases was approximately $299,000 and $229,000 for the years ended December 31, 2000 and 1999, respectively.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

Credit cards are issued throughout the United States to customers that are considered high credit risks. The Company evaluates each customer's credit worthiness on a case-by-case basis. Because of the reservation fee charged upon issuance of credit cards, charges for purchases or cash advances are generally limited to the amount of payments collected from each customer less fees charged.

The Company's credit card receivables were initiated under membership terms with VISA and MasterCard. Modification of these terms by VISA or MasterCard could adversely affect operating results.

KEY FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.    OTHER OPERATING EXPENSES

Other operating expense for the years ended December 31, 2000, 1999 and 1998 included the following:

                                               2000         1999         1998
                                           -----------  -----------  -----------

  Telecommunications                        $  402,038  $   648,111  $   259,105
  Professional fees                            341,444      166,005        2,869
  Printing and supplies                         15,007       41,461       63,049
  Bank charges                                 101,183        3,461            -
  Other                                        280,170      152,938       48,541
                                           -----------  -----------  -----------
                                           $ 1,139,842  $ 1,011,976  $   373,564
                                           ===========  ===========  ===========


NOTE 8.    SETTLEMENT WITH BANK

In April 1999, the Company reached a settlement with Key Bank & Trust that resulted in a) a significant increase in the amount of collected funds held in trust by the Bank pending payment to the Company, b) the cessation of marketing credit cards for the Bank, c) a reduction in the monthly fees charged by the Bank to the Company, and d) mutual releases from any and all claims against each other through the date of the release. In connection with the settlement, the Bank paid the Company $1,016,928, which has been recognized as a reduction in third party servicing fees for the year ended December 31, 1999 in the accompanying statements of operations.


NOTE 9.    PLAN OF REORGANIZATION

The Company has entered into an Agreement and Plan of Reorganization with Equitex, Inc. (Equitex) under which the Company's stockholders would exchange all of the issued and outstanding shares of the Company for a) 25% of the outstanding common shares of Equitex, after giving effect to the consummation of this merger and a similar planned merger of Nova, b) warrants for the purchase of common stock of Equitex equal to 50% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex common shares, and c) $2,500,000.


NOTE 10.   SUBSEQUENT EVENT

On March 5, 2001, the Company agreed to issue 40.82 shares of common stock, representing 2% of the outstanding common stock of the Company on a fully diluted basis to three individual investors for $900,000. Mr Henry Fong, President and Chairman of Equitex, Inc. purchased 20.41 of the shares and owns 1% of the Company.